EXHIBIT 4.19
                                                                   ------------

                                                                      AsiaSat 5




               ASIA SATELLITE TELECOMMUNICATIONS COMPANY LIMITED



                                      AND



                           SPACE SYSTEMS/LORAL, INC.




           ASIASAT 5 CONTRACT FOR ONE SPACECRAFT DELIVERED ON-GROUND

                     AND ASSOCIATED EQUIPMENT AND SERVICES





This document contains information that is proprietary to Asia Satellite Telecommunications Company Limited and Space Systems/Loral, Inc. All
information contained herein and in the exhibits and appendices hereto is deemed to be Proprietary Information (as such term is defined in Clause 33.1 below) of both Parties, and disclosure thereof is governed by Clause 33.

                             TABLE OF CONTENTS                             PAGE


1.    DEFINITIONS.............................................................5

2.    SCOPE OF WORK..........................................................13

3.    EQUIPMENT AND SERVICES TO BE FURNISHED AND PRICES......................15

4.    COMPLETION SCHEDULE....................................................16

5.    PAYMENT................................................................18

6.    GOVERNMENT REGULATIONS, WHERE APPLICABLE...............................20

7.    INSURANCE..............................................................21

8.    LIQUIDATED DAMAGES FOR LATE COMPLETION.................................22

9.    ASIASAT'S RIGHT OF ACCESS..............................................23

10.   TITLE AND RISK OF LOSS OR DAMAGE.......................................24

11.   INSPECTION AND FINAL ACCEPTANCE........................................26

12.   SUBCONTRACTS...........................................................29

13.   TERMINATION FOR CONVENIENCE............................................30

14.   TAXES..................................................................31

15.   EXCUSABLE DELAYS.......................................................32

16.   TERMINATION FOR CAUSE..................................................33

17.   DISPUTES AND ARBITRATION...............................................36

18.   TECHNICAL DATA AND INFORMATION.........................................38

19.   PATENT RIGHTS..........................................................40

20.   CHANGES REQUESTED BY CONTRACTOR OR ASIASAT.............................41

21.   CORRECTIVE MEASURES IN UNLAUNCHED SATELLITES...........................43

22.   PUBLIC RELEASE OF INFORMATION..........................................44

23.   INDEMNITY AND INTERPARTY WAIVER OF LIABILITY...........................45

24.   EFFECTIVE  DATE .......................................................47

25.   ASSIGNMENT.............................................................48

26.   KEY PERSONNEL..........................................................50

27.   INTELLECTUAL PROPERTY INDEMNIFICATION..................................51

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

28.   WARRANTY...............................................................53

29.   NOTICES AND REPORTS....................................................55

30.   STORAGE................................................................56

31.   APPLICABLE LAW.........................................................57

32.   ASIASAT FURNISHED INFORMATION, PROPERTY AND RESPONSIBILITIES...........58

33.   CONFIDENTIALITY........................................................61

34.   GENERAL................................................................64

35.   LANGUAGE...............................................................66

36.   LIMITATION OF LIABILITY................................................67

37.   PERFORMANCE INCENTIVE PAYMENTS.........................................68

38.   LAUNCH VEHICLE DELAYS..................................................71

39.   SECURITY INTEREST......................................................78

40.   ENTIRE AGREEMENT.......................................................75


APPENDIX A - PAYMENT SCHEDULE AND BILLING MILESTONES FOR ASIASAT 5...........77


APPENDIX B - TERMINATION COST TABLE..........................................86


APPENDIX C - PAYMENT SCHEDULE AND BILLING MILESTONES FOR THE
             OPTION SATELLITE................................................87


APPENDIX D - TERMINATION COST TABLE FOR THE OPTION SATELLITE.................89


EXHIBIT A - ASIASAT 5 STATEMENT OF WORK


EXHIBIT B - ASIASAT 5 PERFORMANCE SPECIFICATIONS


EXHIBIT C - ASIASAT 5 TEST PLAN


EXHIBIT D - ASIASAT 5 PRODUCT ASSURANCE PLAN


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


This Contract is entered into effective as of 28 April, 2006, by and between Asia Satellite Telecommunications Company Limited, a company incorporated in Hong Kong with its registered office and place of business at 17/F, The Lee Gardens, 33 Hysan Avenue, Causeway Bay, Hong Kong (hereafter referred to as "AsiaSat"), and Space Systems/Loral, Inc., a corporation organised and existing under the laws of the State of Delaware, U.S.A. with its headquarters and place of business at 3825 Fabian Way, Palo Alto, CA 94303-4604, California, U.S.A. (hereafter referred to as "Contractor", and AsiaSat and Contractor are hereafter referred to collectively as the "Parties" or individually as a "Party"), regarding the AsiaSat 5 Satellite program.




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

1.   DEFINITIONS

     1.1 In this Contract, unless the context otherwise requires, the following terms shall have the meanings set forth below:

           a) "Airborne Support Equipment" or "ASE" consists of the hardware which while providing the required interfaces between the Spacecraft and the Launch Vehicle remains attached to the Launch Vehicle after separation of the Spacecraft.

           b) "Affiliate" means, with respect to a Party, any entity that is controlled by, controlling, or under the common control with, such Party.

           c) "Associate" means any individuals or legal entities organized under public or private law, who shall act directly or indirectly on behalf of or at the direction of either Party to this Contract to fulfill the obligations undertaken by such Party in this Contract, such as the Subcontractors, consultants, employees, officers, directors, or agents of each of the Parties and the term shall mean any of them.

           d) "AsiaSat Purposes" means any purpose connected with the design, development, construction, establishment, maintenance, and operation of equipment and components for use in connection with (i) the Spacecraft procured from the
                 Contractor, and (ii) the tracking, telemetry, command, control, monitoring and related facilities and equipment required to support operation of the Spacecraft and its Transponders.

           e) "AsiaSat 5" shall mean the Spacecraft purchased herein as identified by the Statement of Work or SOW, Exhibit A.

           f) "Authorized Representative" means the Chief Executive Officer of AsiaSat or the person designated by him/her in writing as Authorized Representative for the purpose of this Contract or any part hereof or any function hereunder.

           g) "Available for Shipment" means that the Satellite has successfully passed all in-plant acceptance tests, has undergone a Pre-Shipment Review and all outstanding action items in the Pre-Shipment Review have been completed or agreed by the Parties that such items will be resolved prior to Launch.

           h) "Bankruptcy Event" means (a) Contractor shall file a petition or commence a proceeding seeking relief under the United States Bankruptcy Code or another law relating to bankruptcy or insolvency or seeking the appointment of a receiver or other similar official for it or for all or any substantial part of its assets, or (b) there shall be commenced against Contractor any proceeding or other action referred to in clause (a) above which remains undismissed or undischagred for a period of sixty (60) days.

           i) "Banks" means those various financing institutions which are creditors of AsiaSat and which, as such, have a secured financial interest in the Spacecraft.

           j)    "Beneficial Access" means, with respect to:

                 1) the Designated Launch Site, that all things which AsiaSat is required to do have been done, and the site is ready in all respects on a 24-hour per day (with proper notification) basis, to permit the Contractor to commence the Satellite Launch campaign as defined in Exhibit A, Statement of Work;

                 2) the AsiaSat satellite control facility, that all things which AsiaSat is required to do have been done, and the site is ready in all respects on a 24-hour per day (with proper notification) basis, to permit the Contractor to commence Satellite tracking, and/or in-orbit testing as the case may be, as defined in Exhibit A, Statement of Work.

           k) "Baseband Equipment" means the baseband equipment as described in Exhibit A, Statement of Work.

           l)    "Business   Day"  means  a  day  on  which  both  AsiaSat  and
                 Contractor are open for business.

           m) "Completion Schedule" means the timetable for completion of the Contract Items as set forth in Clause 4.2.

           n) "Contract" means and includes this AsiaSat 5 Contract and all amendments, appendices, annexes, exhibits and schedules to it.

           o)    "Competitor" means, with respect to:

                 1)   Contractor,   any  third  party  which   competes,   with
                      Contractor in the field of satellite construction;

                 2) AsiaSat, any third party which competes, with AsiaSat in the field of satellite communication.

           p)    "Contract   Items"  include  the  Deliverable   Equipment  and
                 Deliverable Data and Services required to be delivered under this Contract.

           q)    "Contract  Price" means the total  amount  expressed in Clause
                 3.2.

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

           r) "Contractor Program Manager" means the person described in Clause 26.1.

           s)    "Country of Origin" means the country, from which any Contract
                 Item is transported.

           t) "Deliverable Data" means all Information required to be delivered by the Contractor for the purpose of the Work including, without limitation, data and other information contained in reports, documents, computer programs (including source codes when commercially available from the vendor and part of the vendor's standard software delivery), diagrams, drawings and graphs.

           u) "Deliverable Equipment" means the Spacecraft and all other equipment, models, devices, the physical or tangible form on which Deliverable Data is delivered or stored and any other item which is to be delivered by the Contractor under this Contract other than Deliverable Data or Services.

           v) "Designated Launch Site" means the Launch facility provided by the Launch Services Contractor.

           w) "Dynamic Satellite Simulator" or "DSS" means the dynamic satellite simulator as described in Exhibit A, Statement of Work.

           x) "Effective Date of Contract" or "EDC" shall have the meaning described in Clause 24.1.

           y) "Information" means all data and information, including, without limitation, data and information of a technical nature which has been documented or recorded in, or being capable of reducing into, any physical or tangible form, including, without limitation, writings, drawings, sound recordings, computer programs, pictorial representations and graphs.

           z) "Intellectual Property" shall have the meaning described in Clause 33.9.

           aa) "Intentional Ignition" means the definition of Intentional Ignition set forth in the Launch Contract.

           bb) "Invoice" means an invoice, issued by the Contractor to AsiaSat after completion of the relevant Milestone Event.

           cc) "Launch" means the definition of Launch set forth in the Launch Contract.

           dd) "Launch Contract" means the contract to be signed by AsiaSat and the Launch Services Contractor for Launch services of the Satellite.

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           ee)   "Launch Date" means the date on which the Launch occurs,  such date shall be scheduled no earlier than thirty days after the Completion Schedule for the Spacecraft unless the selected Launch Vehicle is Sea Launch, in which case the Launch Date shall be scheduled no earlier than forty-five days after the Completion Schedule for the Spacecraft.

           ff)   "Launch Failure Holdback Amount" means [o].

           gg) "Launch Readiness Review or "LRR" shall mean the review that verifies that the Designated Launch Site Satellite testing and checkout as described in the AsiaSat 5 Test Plan (Exhibit C) has been completed and the Satellite is ready for propellant loading by the Contractor and subsequently to be turned over to the Launch Services Contractor for integration with the Launch Vehicle.

           hh)   "Launch Risk Insurance" has the meaning specified in Clause 7.

           ii) "Launch Services Contractor" means the entity providing the Launch Vehicle pursuant to a contract with AsiaSat.

           jj) "Launch Support Services" means the services to be provided by the Contractor in accordance with Exhibit A section 11.

           kk) "Launch Vehicle" means the launch vehicle, which AsiaSat is responsible for procuring and which is intended for the Launch of the Satellite.

           ll) "LIBOR" means the monthly rate at which deposits in United States dollars are offered to prime banks in the London Inter-Bank market on the due date for payment as published by the Wall Street Journal (or such other rate as may be substituted therefore by mutual agreement).

           mm) "Milestone Event" means an individual performance event or calendar event included in Appendix A, Payment Schedule and Billing Milestones for AsiaSat 5.

           nn) "Month" means a calendar month except for schedule (including Appendix A -Payment Schedule and Billing Milestones) purposes. For schedule purposes, "Month" shall mean a month long period beginning with the day after EDC. As an example, for a EDC established as 14 April 2006, "Month 1" is defined as the period beginning on 15 April 2006 and ending on 14 May 2006, "Month 2" is defined as the period beginning on 15 May 2006 and ending on 14 June 2006, and so on.

           oo) "Operational Lifetime" means the five thousand four hundred seventy-five (5,475) day projected lifetime of the Spacecraft

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                 with such  lifetime  commencing on the earlier of: (i) the day when the Spacecraft is positioned at its Specified Orbit Location and in-orbit testing has been completed in accordance with Exhibit A; or (ii) forty-five (45) days after Launch.

           pp)   "Other Data" has the meaning specified in Clause 18.1.

           qq) "Party" or "Parties" means the Contractor and/or AsiaSat who are the parties to this Contract, and both the Contractor and AsiaSat shall include their successors and permitted assigns.

           rr) "Patent" means a patent for an invention or a similar form of protection for intellectual property including utility models, trademarks or registered designs.

           ss) "Payment Schedule" means the schedule of payments attached as Appendix A.

           tt) "Performance Incentive Payments" has the meaning specified in Clause 37.1.

           uu) "Pre-Shipment Review" has the meaning as described in Exhibit A, paragraph 8.4.

           vv)   "Proprietary  Information" has the meaning specified in Clause
                 33.1.

           ww) "Product Assurance Plan" means the product assurance plan incorporated herein and made a part of this Contract and is set out in Exhibit D.

           xx) "Properly Operated Satellite" means a Satellite which is being monitored and commanded in accordance with the necessary and required material written or electronic media directives and instructions in the recommended Spacecraft operating procedures and any applicable service notes for the Satellite, such having been furnished under this Contract.

           yy) "Property" means a tangible asset over which a Party has legal title, which definition shall include the Satellite and the Satellite Control Equipment.

           zz)   "Satellite" means the Spacecraft.

           aaa) "Satellite Control Equipment" (SCE) means AsiaSat's ground hardware, and software to support telemetry, tracking, command and monitoring, and the up-link and traffic monitoring equipment.

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           bbb)  "Services" or "Deliverable  Services"  means all  professional services and labour required to be provided hereunder by the Contractor and its Subcontractors including, but without limitation, studies, development, research, design, analysis,
                 manufacture,    product   assurance,    product   integration,
                 transportation and testing and includes the services set forth in Clause 3.2 (Training, Launch Support Services for the Launch Vehicle and Mission Operations Services).

           ccc) "Spacecraft" means the AsiaSat 5 satellite as described in Exhibit B. Unless otherwise stated, the terms "Spacecraft" and "Satellite" shall have the same meaning and are interchangeable when used herein or in any of the Exhibits listed in Clause 2.1 hereto.

           ddd)  "Specified  Orbit  Location"   means,   with  respect  to  the
                 Satellite, the geostationary orbit location specified in accordance with Clause 32.2.

           eee)  "Statement   of  Work"  (SOW)  means  the  statement  of  work
                 incorporated herein and made a part of this Contract and is set out in Exhibit A.

           fff) "Subcontract" means a subcontract by which the Contractor contracts with a Subcontractor for the performance of any service or the provision of any goods or otherwise in relation to the Work.

           ggg) "Subcontractor" means a person, firm, corporation, consultant or business entity, which has been awarded a Subcontract by Contractor to provide a portion of the Work covered by this Contract.

           hhh)  "Successfully Launched Satellite" means that:

                 1) The elements of the transfer orbit established by the Launch Vehicle and the spin axis orientation and time of separation are within three (3) sigma limits of the Launch Vehicle performance as established by Contractor in the interface control document or equivalent; and

                 2) the Spacecraft has not suffered damage caused by any failure or malfunction of the Launch Vehicle.

           iii) "Successfully Operating Transponder" means a Transponder in the Satellite which meets any one of the following criteria:

                 1) The Transponder is performing in compliance with the communications requirements of Exhibit B.

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                 2)   The Transponder,  while not performing in compliance with
                      Exhibit B, is performing in compliance with the material specifications in Exhibit B relevant to the Transponder's intended use and is capable of generating revenue from such intended use at substantially the same level of revenues as if it were operating as specified in Exhibit B.

                 3) The Transponder is not performing in compliance with Exhibit B due to the Satellite not being a Properly Operated Satellite.

                 4) The Transponder is turned off but would otherwise be capable of meeting one of the above three criteria.

                 5) The Transponder is on the Satellite which is placed in a storage orbit, rather than being placed at the Specified Orbital Location, at the request of or by AsiaSat, provided that Contractor does not otherwise know that the Transponder is not a Successfully Operating Transponder and provided further that the placement of the Satellite in an orbital location other than the Specified Orbital Location solely for the purpose of testing the Satellite in accordance with the IOT as defined in the test plan shall not be considered placement in a storage orbit.

                      Any failure of a Transponder which is corrected by switching to a redundancy in the system immediately after the failure is discovered shall not be deemed as nonconformance to Exhibit B, and shall not cause the Transponder to be considered anything other than a Successfully Operating Transponder.

           jjj) "Systemic Failure" means component failures on the Satellite and either the resulting investigations or investigations undergone previously on similar failures on other satellites of the Contractor reveal a design, parts or construction problem leading to a conclusion that such failure is not random, but systemic.

           kkk)  "Terminated  Ignition"  means  the  definition  of  Terminated
                 Ignition   (which  is   sometimes   referred   to  as  "Launch
                 Termination") set forth in the Launch Contract.

           lll) "Test Equipment" consists of all test and handling hardware, mechanical and electrical ground support equipment and test software.

           mmm) "Test Plan" means the test plan incorporated herein and made a part of this Contract and is set out in Exhibit C.

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           nnn)  "Training"  means the  training  services  to be  provided  by
                 Contract hereunder in accordance with Exhibit A, Statement of Work.

           ooo) "Transponder" means the devices on the Spacecraft that create a communications signal path utilized in the provision of a channel for a communication service in which signals transmitted or re-transmitted by space stations are intended for reception by the intended earth terminals.

           ppp)  "USD" means United States dollars.

           qqq)  "Work"  means the  design,  construction,  assembly,  testing, production and delivery of all Contract Items and the provision of all Services to be provided by the Contractor to AsiaSat under this Contract.

     1.2 Clause headings are for convenience only and shall not be considered in interpreting this Contract. Words shall be interpreted to be consistent with the context in which they are written. Therefore, words in the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders where the context so requires. References to Clauses, Appendices, and Exhibits are to clauses of, appendices to, or exhibits to this Contract.

     1.3 In all cases when the Contractor or AsiaSat is to provide data, hardware, software, services or to impart information, it is understood that it will be done in accordance with the applicable laws and regulations of the respective jurisdictions that the Parties are subject to.

     1.4 Any and all dates and times specified in and applied pursuant to this Contract shall be according to Palo Alto, CA local time, except as otherwise agreed by the Parties in writing.


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2.   SCOPE OF WORK

     2.1 The Contractor will, and shall ensure that its Subcontractors will, provide all necessary personnel, material, equipment, services and facilities to perform the Work specified in this Contract, which includes each of the Exhibits and Appendices listed below and attached hereto, which are an integral part of this Contract, and to deliver to AsiaSat those items listed in Clause 3 in accordance with the Completion Schedule:

           a) Exhibit A - AsiaSat 5 Statement of Work, dated March 2006 and initialed by the Parties

           b) Exhibit B - AsiaSat 5 Performance Specifications, dated March 2006 and initialed by the Parties

           c) Exhibit C - AsiaSat 5 Test Plan, dated March 2006 and initialed by the Parties

           d) Exhibit D - AsiaSat 5 Product Assurance Plan, dated 31 March 2006 and initialed by the Parties

           e)    Appendix  A - Payment  Schedule  and  Billing  Milestones  for
                 AsiaSat 5

           f)    Appendix B - Termination Cost Table

           g) Appendix C - Payment Schedule and Billing Milestones for the Option Satellite

           h)    Appendix D - Termination Cost Table for the Option Satellite


     2.2 In the event of any conflict or inconsistency between this Contract and any Appendices and/or Exhibits, such conflict or inconsistency shall be resolved by giving precedence in the order set forth below:

           a)    This Contract

           b)    Payment   Schedule  and  Billing   Milestones  for  AsiaSat  5
                 (Appendix A)

           c)    Termination Cost Table (Appendix B)

           d)    The Statement of Work (Exhibit A)

           e)    The Performance Specifications (Exhibit B)

           f)    The Test Plan (Exhibit C)

           g)    The Product Assurance Plan (Exhibit D)

           h)    Payment  Schedule  and  Billing   Milestones  for  the  Option
                 Satellite (Appendix C)

           i)    Termination Cost Table for the Option Satellite (Appendix D)

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     2.3   Unless  otherwise  approved in writing by AsiaSat,  Contractor shall only incorporate components, subassemblies and/or assemblies into Deliverable Equipment that have been newly acquired for the AsiaSat 5 program or are available from Contractor's current equipment inventory stores.



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3.   EQUIPMENT AND SERVICES TO BE FURNISHED AND PRICES

     3.1 The aggregate of the amounts specified in Clause 3.2 include all taxes and duties, transportation charges, insurance premium (except premium for Launch Insurance and/or any insurance related to Satellite operation from and after Launch) and other costs and charges associated with the provision of the Work.

     3.2 The total firm fixed price for the Work as specified in this Contract (the "Contract Price") for AsiaSat 5 is ([o]). Without affecting the fact that the Contract Price is a fixed and total amount, the following are the elements from which the Contract Price is derived:

               ITEM                                       CONTRACT PRICE
               ----                                       --------------
           1.    Spacecraft
                                                          USD$[o]

           2.    Training                                 Not separately priced

           3.    DSS and Baseband Equipment               USD$[o]

           4.    Launch Support Services for
                 the Launch Vehicle                       Not separately priced

           5.    Mission Operations Services              USD$[o]

           6.    Deliverable Data                         Not separately priced

                 The Contract Price                       USD$[o]


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4.   COMPLETION SCHEDULE

     4.1 Contractor recognizes the importance to AsiaSat of meeting the timetable for completion as listed in the Completion Schedule in Clause 4.2 and undertakes to effect such completion in accordance with the Completion Schedule.

     4.2 The Contract Items shall be provided by the Contractor to AsiaSat in accordance with the following Completion Schedule:

           ITEM    QUANTITY   DESCRIPTION                         COMPLETION TIMETABLE
           ----    --------   -----------                         --------------------
             1        1       The Spacecraft for all purposes in  Available for Shipment [o] EDC.
                              this Contract, the "completed"
                              Spacecraft is one that is
                              completed in accordance with
                              Exhibits A and B applicable to the
                              Spacecraft through Available for
                              Shipment.

             2      1 Lot     Training per Exhibit A.             Per Statement of Work.

             3      1 Lot     DSS and Baseband Equipment as set   Per Statement of Work.
                              forth in Exhibit A to be delivered
                              to AsiaSat's Tai Po control center.

             4      1 Lot     Launch Support Services per         At Launch.
                              Exhibit A.

             5      1 Lot     Mission Operations Services per     Thirty (30) days after Launch.
                              Exhibit A and Exhibit C.

             6      1 Lot     Deliverable Data per Exhibits A     Per Exhibits A and C.
                              and C.

           Deliverable Data or any subset thereof shall be delivered to AsiaSat's U.S. Government approved consultant in lieu of AsiaSat if U.S. Government regulations or license provisos delay timely delivery to AsiaSat. Delivery to the consultant in this case would satisfy the requirement to deliver to AsiaSat.

     4.3 [o]. The elements referenced in the previous sentence are: Baseband Equipment and the associated baseband control software, command and telemetry databases, Satellite On-orbit Operating Handbook (all as defined in the SOW), and Training.

     4.4 Packing and shipping will be in accordance with Contractor's standard commercial practice. For the Spacecraft, this will be as defined in the applicable Exhibits listed in Clause 2.1.

5.   PAYMENT

     5.1 With respect to each Invoice sent by Contractor to AsiaSat hereunder, AsiaSat shall pay Contractor within 30 days of AsiaSat's receipt of a electronic copy of the invoice and all documentation required to be submitted by Contractor with such Invoice, provided that the original Invoice and original documentation are received by AsiaSat not later than ten days after AsiaSat's receipt of said electronic copy, otherwise within 30 days of receipt of the original Invoice and original documentation.

     5.2 AsiaSat shall be required to make payments to Contractor only to the extent that such payments are properly due hereunder and properly invoiced pursuant to Clause 5.1. All payments made by AsiaSat pursuant to this Contract shall be in United States dollars and shall be remitted by electronic funds transfer to:

           [o]

           AsiaSat shall notify Contractor of the remittance date for each electronic funds transfer.

     5.3 Each Invoice shall include the information, and be accompanied by the documentation, set forth in this Clause 5.3, as follows:

           (i) The payment number, as set forth in the first column of the Appendix A Payment Schedule;

           (ii) The Milestone Events, identified by number and description, for which payment is being requested in the Invoice;

           (iii) As to each Milestone Event, a certificate of completion signed by the Contractor Program Manager and the Authorized Representative who has inspected or witnessed the Work related to the Milestone Event, provided, however, that if the Authorized Representative is not available for such inspection or witnessing on a Business Day when Contractor believes the presence of the Authorized Representative is necessary for execution of the certificate of completion, Contractor shall give AsiaSat notice of such non-availability; if AsiaSat has not made an Authorized Representative available within five Business Days of AsiaSat's receipt of such notice from Contractor, Contractor may submit the relevant certificate of completion without any signature of an Authorized Representative, and such certificate shall be treated, for payment purposes only, as if the certificate had been signed by an Authorized Representative.

     5.4 In the event that the Authorized Representative refuses to sign a certificate of completion that Contractor believes has been appropriately presented after completion of a Milestone Event,

           Contractor may submit to AsiaSat such certificate together with an Invoice, separate from the Milestone Invoice, for the amount in dispute, with such Invoice prominently labeled as being for an amount in dispute. In such event, AsiaSat shall nonetheless pay the amount in dispute, on or before the due date of the relevant Invoice pursuant to Clause 5.1, but such payment by AsiaSat shall be into an escrow account established by Contractor (with the account number and wire instructions being given by Contractor to AsiaSat by notice) at a U.S. commercial bank other than the bank specified in Clause 5.2. The Parties shall thereafter seek to resolve the dispute, using the procedures in Clause 17 as necessary or desirable. Upon such resolution, the Party entitled to the amount in escrow shall receive such amount. Interest earned on such amount in escrow shall be received by the Party who wins the dispute and the other Party shall pay all costs and fees associated with such escrow account.

     5.5 In the event that Contractor completes any Milestone Event in advance of the time for completion of such Milestone Event set forth in Appendix A, Contractor may include the amount associated with such Milestone Event in the Invoice next following such completion, accompanied by the appropriate certificate of completion, provided that the total of such Invoice and all previous Invoices does not exceed the total amount shown to be due from AsiaSat to Contractor on the Payment Schedule up to (and including) such Invoice.

     5.6   [o]

6.   GOVERNMENT REGULATIONS, WHERE APPLICABLE

     6.1 Except as stated in Clause 6.4, the Contractor shall be responsible for obtaining all governmental consents and authorizations required for the Work and export of the Spacecraft and the Contract Items. All costs associated with obtaining any such consents or authorizations are to be borne by the Contractor.

     6.2 AsiaSat shall be consulted with respect to any such application provided doing so does not unduly interfere with the expeditious obtaining of any such consent or authority and AsiaSat shall be kept regularly informed by the Contractor of the progress of any such application. Copies of all licenses, consents and authorizations obtained by the Contractor shall be provided to AsiaSat subject to limitations imposed by the U.S. Government. AsiaSat will provide any documents required by U.S. law or regulation including information from the Satellite operator, if not AsiaSat, or the Government of Hong Kong in support of export license application or claim for license exemption.

     6.3   Reserved

     6.4 Except for licenses and permits required by the U.S. Government necessary to perform the Work hereunder, and any other licenses and permits that Contractor is required to obtain under this Contract, AsiaSat is responsible for obtaining all licenses, permits, consents and authorizations including those required by the Hong Kong Special Administrative Region ("HKSAR") and the People's Republic of China, and further including those which may be required for Contractor to perform in compliance with the law of AsiaSat's home jurisdiction, including import license(s) to Hong Kong for Satellite Control Equipment and other related items.

     6.5 The obligations contained in this Clause 6 shall survive expiration or termination of this Contract for whatever cause.

     6.6 The Parties shall comply with applicable U.S. laws and regulations and license requirements relating to the export of Spacecraft, technical data, and other equipment and Services being furnished pursuant to, or to be utilized in connection with, this Contract. AsiaSat shall not re-export or transfer to any "foreign person" any items furnished by Contractor hereunder, except as expressly authorized pursuant to U.S. export laws and regulations.

7.   INSURANCE

     7.1 AsiaSat will obtain insurance covering the risks of Launch of the Satellite, and the first 365 days after completion of in-orbit testing, under a standard form of policy including standard space industry coverage, provisions and exclusions (the "Launch Risk Insurance"). The coverage provided by the Launch Risk Insurance shall be for no less than an amount which is sufficient to cover any of AsiaSat's outstanding financial obligations related to the Satellite, including the outstanding payments owed or to be owed to the Contractor as indicated in Appendix A less the Launch Failure Holdback Amount. The Contractor shall not insure its interest in the Performance Incentive Payments after the Satellite becomes a Successfully Launched Satellite.

     7.2 Contractor will provide reasonable assistance in aiding AsiaSat in procuring Launch Risk Insurance. Contractor shall not place any form of insurance (Launch Risk Insurance or otherwise) for its interest in the Spacecraft on or after Launch, until the Launch Risk Insurance for the Spacecraft has been successfully placed.

     7.3 Risk of loss or damage to the Spacecraft will pass to AsiaSat at Launch. Passage of title and risk of loss or damage shall not affect Contractor's post Launch obligations hereunder. Contractor represents that it has in place and will at all times maintain from EDC to the moment of Launch, insurance against all risks of loss or damage to the Spacecraft, and with respect to any and all components purchased for and intended to be integrated into the Spacecraft, in an amount not less than the greater of: (i) the replacement cost of; or (ii) the amounts paid by AsiaSat with respect to the Spacecraft and its components. Contractor shall provide a certificate of insurance of such insurance coverage to AsiaSat at AsiaSat's request.

     7.4 The Launch Risk Insurance shall contain a waiver of subrogation, which waives all rights of subrogation against the Contractor or the Contractor's Affiliates/Associates (as such terms are defined in Clause 1.1 hereof) for any insured loss related to either the Satellite or Launch Vehicle.

     7.5 Prior to the encapsulation of the Spacecraft in preparation for Launch, and at the request of the Contractor, AsiaSat shall furnish a certificate of insurance to the Contractor setting out the terms of the Launch Risk Insurance.

8.   LIQUIDATED DAMAGES FOR LATE COMPLETION

     8.1 In the event that the Satellite is not completed in accordance with the Completion Schedule in Clause 4.2, taking into account the number of days of excusable delay, if any, under Clause 15.1, or delays attributable to AsiaSat, if any, the Contract price shall be reduced by up to a cumulative maximum of [o] as follows:

           [o] per day for each day of delay for days [o] and [o] per day for each day of delay for days [o].

     8.2 In the event of a postponement or delay of the Launch Date due to the fault of the Contractor or Subcontractor and such delay or postponement results in postponement fees or other liquidated damages paid by AsiaSat to the Launch Services Contractor, the Contractor shall pay to AsiaSat such fees or liquidated damages up to a cumulative maximum of [o].

     8.3 In the event of a delay described above, the Parties shall equitably adjust the final payment by the amount of the aggregate price reduction(s). If the amount of the aggregate price reduction(s) exceed the amount of the final payment, the Contractor shall refund the difference to AsiaSat on or prior to the due date of the final payment.

     8.4 Clause 15 of this Contract provides that the acts of a government in its sovereign capacity, including action or inaction in its licensing capacity, is an excusable delay; however, Contractor is obligated to exercise its reasonable best efforts to minimize the period of excusable delay, and notwithstanding anything to the contrary contained herein and for the purposes of this Clause 8 only, the inability of the Contractor to obtain key licenses shall not constitute an excusable delay.

     8.5 For purposes of adjustments for late completion, the price reduction specified in Clause 8.1 above shall be applicable to the Satellite to be completed hereunder and shall be in lieu of all damages, actual or consequential, [o].

9.   ASIASAT'S RIGHT OF ACCESS

     9.1 AsiaSat and its representatives shall be allowed access at all times, subject to Contractor security and safety regulations and U.S. Government restrictions, to all Work, technical meetings, program reviews, and data and information regarding this Contract, for the performance of the Work, and for purposes of observation, inspection, examination and evaluation, subject to Clauses 9.4 and 9.5.

     9.2 The Contractor shall use its reasonable best efforts to provide AsiaSat identical rights of access to its Subcontractors subject to Contractor, at its option, accompanying AsiaSat and/or its authorized representative.

     9.3 Such access shall be granted provided that it does not unreasonably interfere with the Work, and access to the Work is coordinated with the Contractor Program Manager or his/her designated personnel.

     9.4 Contractor or any Subcontractor may, at its reasonable discretion, deny access to any person whose business affiliation is deemed by Contractor or such Subcontractor to be a Competitor or directly competitive with a business of the Contractor or such Subcontractor relating to the manufacture of satellites or components thereof. In such event, Contractor will provide a written statement of the reasons for denying access to such person, and AsiaSat may, if it disagrees with such denial of access, contest such denial through the dispute resolution procedure of Clause 17.

     9.5 AsiaSat will not remove any documents, materials or other items from any facility of Contractor or its Subcontractors without the express written consent of Contractor Program Manager.

10.  TITLE AND RISK OF LOSS OR DAMAGE

     10.1 Until risk of loss passes to AsiaSat and unless otherwise provided in this Contract, the Contractor shall bear all risks of loss or damage to the Spacecraft and any Contract Item to be delivered under this Contract.

     10.2 Unless otherwise provided in this Contract, title and risk of loss or damage to the Spacecraft shall pass to AsiaSat at Launch. Title and risk of loss or damage to all other Contract Items (other than Deliverable Data, to which AsiaSat shall obtain licenses in accordance with Clause 18 and Services) shall pass to AsiaSat upon final acceptance by AsiaSat in accordance with Clause 11.

     10.3 The Contractor represents and warrants to AsiaSat and undertakes that title to the Spacecraft and to all Contract Items shall be good, marketable and rightfully conveyed, and shall be delivered to AsiaSat free and clear of all liens, encumbrances, pledges and other interests whatsoever, except those incurred by AsiaSat. The Contractor shall execute and deliver all such instruments as may be reasonably required by AsiaSat, in its sole discretion, to perfect or evidence such title.

     10.4 In the event that Intentional Ignition occurs, but there is a subsequent Terminated Ignition:

           (a) Once the Launch pad has been declared safe and the Launch Services Contractor authorizes the start of the demating operations, Contractor shall, unless AsiaSat exercises its rights under Clause 10.4(b), if applicable, promptly take all necessary actions to prepare the Satellite for a relaunch, including but not limited to: (i) supporting the Launch Services Contractor in demating the Satellite from the Launch Vehicle and conducting defueling operations; (ii) directly performing inspection and testing, refurbishment, storage, repair and replacement of damaged component(s), and transportation of the Satellite to and from the Launch site; and (iii) providing additional Launch Support Services for the subsequent Launch attempt of the Satellite. Upon a Terminated Ignition, the Launch Date shall be extended as required without penalty to Contractor, and Contractor shall have no liability related to the Terminated Ignition other than as stated in this Clause 10.4.

           (b) In the event of physical destruction of the Spacecraft (including that Contractor determines that the Satellite is so significantly damaged that it cannot reasonably be refurbished as provided in Clause 10.4(a) above), Contractor will, at AsiaSat's option, either (i) proceed to provide a replacement Satellite, and the Parties shall establish a new Completion Timetable for the replacement Satellite and shall adjust such other Contract terms and conditions accordingly or (ii) refund to AsiaSat any amounts previously paid by AsiaSat under this Contract (thereby terminating all responsibilities and obligations of the Parties, except as to any liabilities or obligations set forth in this Contract that (i) the Parties have expressly agreed shall survive any termination or expiration; or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration).

           (c) Any damage sustained by the affected Satellite and caused by events occurring during the period encompassing Intentional Ignition up to and including the point in time when the Launch pad has been declared safe and Contractor has secured the Satellite, shall be the sole responsibility of Contractor.

     10.5  [o]

11.  INSPECTION AND FINAL ACCEPTANCE

     11.1  (a)   Inspections  of all Work and all Contract Items may be made by
                 AsiaSat or its designated representative at the Contractor's or a Subcontractor's plant. All such inspections shall be made in the presence of a representative of the Contractor. AsiaSat shall inform the Contractor in writing of those particulars in which the Work performed under the Contract does not meet the requirements of the Contract, and the Contractor shall use its reasonable best efforts to remedy such defects.

           (b)   [o]

     11.2 Prior to the shipment of the Satellite, the Contractor shall conduct a Pre- Shipment Review in accordance with the Test Plan at the
           Contractor's plant. The Pre-Shipment Review shall consist of reviewing Satellite test results in accordance with the Test Plan. The Contractor shall provide AsiaSat at least fifteen (15) Business Days advance notice of the Pre-Shipment Review. AsiaSat shall have the right to witness such review and the right to either concur or not concur that the Spacecraft meets the requirements of this Contract and is ready for shipment. Requests for correction of non-conforming conditions in the Satellite must be submitted in writing within five (5) Business Days thereafter, and must identify the specific Contract requirement(s) deemed not met. If AsiaSat does not respond within the five (5) Business Days, or intentionally fails to attend the Pre-Shipment Review, the Spacecraft shall be deemed to have met the requirements of the Contract and be Available for Shipment, unless Contractor knows that the Spacecraft is not in fact ready for shipment.

     11.3 Prior to integration of the Satellite with the Launch Vehicle at the Designated Launch Site, an LRR shall be jointly conducted by the Contractor and AsiaSat. The Contractor shall give AsiaSat five (5) Business Days written notice of the LRR. The purpose of the LRR is to confirm the Satellite is ready for propellant loading and subsequent Launch. Any defects or non-conformances as may remain from the PSR (which AsiaSat has agreed may be corrected at the Designated Launch Site), or resulting from shipment or otherwise discovered during Satellite Launch preparations shall have been corrected or dispositioned. Upon successful completion of the LRR, AsiaSat shall so notify the Contractor and the Satellite shall be released by AsiaSat for Satellite propellant loading and Launch Vehicle integration. If the LRR contains non-conformances which require correction, at the review, AsiaSat shall identify the non-conformances to the Contract requirement(s) and request correction of non-conforming conditions affecting the Satellite in writing ("LRR Correction Notice"). The Contractor shall correct the non-conforming conditions referred to therein and, following such correction, shall notify AsiaSat that the corrections have taken place and shall invite AsiaSat to send representatives to attend an inspection at which they will be entitled to verify that such corrections have been satisfactorily made. The above provisions shall thereafter apply similarly to that inspection as if that inspection was the original LRR. If the LRR demonstrates compliance save for minor non-conformances that have not been corrected or dispositioned, which the Contractor demonstrates at the review to AsiaSat's reasonable satisfaction to have no adverse effect upon the capability of the Satellite to perform its on-orbit mission throughout its Operational Lifetime, AsiaSat shall so notify the Contractor at the conclusion of the LRR.

     11.4 Upon arrival of the Satellite at the orbital location as specified by AsiaSat for testing, Contractor shall commence, in consultation with AsiaSat, in-orbit testing in accordance with the Test Plan. The Contractor shall seek to remedy, in consultation with AsiaSat and in accordance with the Contractor's standard satellite procedures, any anomalous conditions that may become apparent as a result of such testing, and shall retest as necessary subsequent to taking remedial action (if any). Regarding an anomalous condition or failure of the Satellite or any Transponder to meet the specifications and other requirements set forth in Exhibits A and B, the Parties intend to address any such condition(s) or failure(s) through the provisions of this Contract dealing with Launch Risk Insurance and Performance Incentive Payments. At the conclusion of the in-orbit testing, the Contractor will provide AsiaSat with either (a) a certificate that the Spacecraft is a Successfully Launched Satellite, or (b) a written explanation of why the Contractor believes the Spacecraft is not a Successfully Launched Satellite.

     11.5 Final and irrevocable acceptance of the Satellite shall arise upon Launch.

     11.6 For purposes of this Clause 11, any Contract Item found to be defective under this Contract prior to acceptance thereof shall, at AsiaSat's request and without charge to AsiaSat, be promptly retested by the Contractor after the Contractor has remedied such defects. The remedy and amount of retest required shall be as agreed by AsiaSat and the Contractor. Remedy of any defective Contract Item shall be made by the Contractor promptly, and at its expense upon receipt of notice of any such defect. Upon remedy of any defective Contract Item in accordance with the Contract requirements, the Contract Item in question shall be accepted by AsiaSat. Notwithstanding anything herein, Contractor may submit to AsiaSat any request for a waiver of, or deviation from, provisions(s) of the performance specification applicable to the Satellite or other Deliverable Item. A request for waiver or deviation shall be deemed granted only if it has been approved in writing by a duly authorized representative of AsiaSat. Each such waiver or deviation approved by AsiaSat shall be deemed an amendment to the performance specification for such Satellite or Deliverable Item, permitting such waiver thereof, or deviation therefrom, effective on or after the date of such approval for such Satellite or Deliverable Item.

     11.7 Notwithstanding final acceptance of the Satellite as described in Clause 11.5, the Contractor is not relieved from any outstanding obligations under this Contract.

     11.8 Final acceptance of the DSS and Baseband Equipment shall occur as follows: Contractor shall ship and install the DSS and Baseband Equipment at the location designated in Clause 4.2. Upon completion of installation, Contractor shall perform a site acceptance test on the DSS and Broadband Equipment and upon conclusion of such test, will conduct a site acceptance test review with AsiaSat. Within three (3) Business Days of completion of the site acceptance test review, AsiaSat shall, by written notice to Contractor, either: (i) in the event that the site acceptance test review demonstrates conformity of the DSS and Baseband Equipment to the applicable requirements of Exhibit A, the DSS and Baseband Equipment shall be irrevocably accepted by AsiaSat for all purposes hereunder, and AsiaSat's notice shall so state; or (ii)in the event that such site acceptance test review discloses any non-conformance of the DSS and/or Baseband Equipment to the applicable requirements of Exhibit A, AsiaSat's notice shall identify each such non-conformance (with reference to the applicable requirement of Exhibit A deemed not met), and Contractor shall correct or repair such non-conformance and resubmit such DSS and/or Baseband Equipment for a subsequent site acceptance test review, or applicable portion thereof, in accordance with the provisions of this Clause 11.8. If AsiaSat fails to provide written notice within the time specified, acceptance shall be deemed to have irrevocably occurred with respect to such DSS and Baseband Equipment.

     11.9 Acceptance of Deliverable Services, or any part thereof, shall be deemed to occur upon Contractor furnishing such Services, or such part thereof, to AsiaSat in accordance with the Completion Schedule set forth in Clause 4.2 and the standard set forth in Clause 28.5. In the event that, due to any non-compliance, timely notified by AsiaSat, re-performance of Services is required and practicable, such re-performance is subject to the provisions of Clause 28.5.

12.  SUBCONTRACTS

     12.1 Not later than 60 days after EDC the Contractor shall provide AsiaSat with a list of the name of each Subcontractor with a Subcontract having a unit value in relation to the Satellite in excess of [o] or whose subcontracted items are on the "critical path" for completion and shall identify the Work to be performed under each such Subcontract.

     12.2 The Contractor shall use its reasonable best efforts to ensure that all Subcontracts are awarded to the Subcontractor offering the best combination of reliability, quality, price and delivery time.

     12.3 The Contractor shall make available to AsiaSat, any of Contractor's Subcontractor information relating to the Satellite construction schedule.

     12.4 Nothing in this Clause 12 or in any Subcontract shall be deemed to relieve the Contractor from any obligation under this Contract.

     12.5 Subcontractors identified in Clause 12.1 shall be required by the terms of their Subcontracts, if issued after EDC, to submit copies of written progress and status reports (including test data) to the Contractor for incorporation in the Contractor's reports to AsiaSat.


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

13.  TERMINATION FOR CONVENIENCE

     13.1  (a)   AsiaSat may at any time prior to Launch of the
                           Satellite, by written notice given to the Contractor, terminate this Contract in whole, whereupon the Contractor shall cease Work.

           (b)   Following receipt of notice of termination under
                           Clause 13.1(a), the Contractor shall invoice AsiaSat the appropriate termination cost as determined by the Termination Cost Table in Appendix B (less amounts previously paid), and AsiaSat shall remit payment of the invoiced amount within 90 days of receipt of invoice.

     13.2 In the event of termination under Clause 13.1 (a), the Contractor will make reasonable efforts upon AsiaSat's request, to sell, use, or transfer the Satellite hardware. Any sums recovered by the Contractor, after allowing for the Contractor's costs, shall be credited to AsiaSat (less amounts attributable to handling and modifications). The Contractor's costs shall include all costs directly attributable to this Contract including, but not limited to labour, material, overhead, and general and administrative expenses. The timeframe for such planned or completed sales, use or transfers is 24 months after notice of termination is received by the Contractor.

     13.3 In the event of termination under this Clause 13 after EDC, each Contract Item terminated pursuant to this Clause, subject to U.S. Government approval as may be required and subject to the provisions of Clause 33.9, shall become the property of AsiaSat if AsiaSat elects, by written notice to the Contractor, within 30 days after the later to occur of: (ii) notice to the Contractor of AsiaSat's determination to retain such Contract Item; and (ii) U.S. Government approval of the transfer of title and possession to AsiaSat.

14.  TAXES

     14.1 The Contractor shall be responsible for the payment of, and shall indemnify and hold harmless AsiaSat from and against all taxes, imposts and duties, present or future, which are directly related to the Work and which may be imposed under the laws of the Country of Origin. The Contractor shall comply with all requirements, present and future, of taxation laws in force including the payment of any interest or penalties related to or arising from such taxes and duties. Notwithstanding the foregoing, the Contractor shall not be responsible for the Launch-related taxes, imposts, or duties of the country of Launch. In all events AsiaSat shall be responsible for the taxes imposed by Hong Kong or the People's Republic of China with respect to the DSS and Baseband Equipment.

     14.2 The Contractor shall be responsible for the payment of and shall indemnify and hold harmless AsiaSat from and against all taxes, imposts and duties imposed by the country of Launch that are directly related to the Satellite or the Work (i.e. not related to the Launch, the Launch Services, the Launch Services Contractor or AsiaSat's responsibilities or participation) and which are the responsibility of Contractor hereunder.

15.  EXCUSABLE DELAYS

     15.1 Delays in completion of the Spacecraft or any other Contract Item resulting from acts of God, civil disorders, wars, acts of a government in its sovereign capacity (except to the extent that such act of government arises out of the willful misconduct or a negligent act or negligent failure to act by Contractor), strikes, fires, floods, earthquakes, epidemics, quarantine restrictions and freight embargoes or any other circumstance beyond the reasonable control and without the fault or negligence of the Contractor, shall constitute excusable delays provided a written claim therefor together with information sufficient to support such claim is received by AsiaSat within ten Business Days after Contractor becomes aware of an impact due to such act or occurrence (except that such notice shall be provided as soon as practicable in times where AsiaSat has actual notice of the event, such as a major earthquake). The Contractor shall promptly advise AsiaSat in writing of the end of the circumstance giving rise to the delay. The Completion Schedule for the relevant Contract Item provided in Clause 4.2 shall be extended by the length of such period of excusable delay. Contractor shall exercise reasonable best efforts to minimize the period of excusable delay and to expedite its activities to make up for any time lost as a result of such excusable delay. For the avoidance of doubt, Contractor's failure to obtain all necessary U.S. Government consents as described in Clause 16.1(a) is not considered an excusable delay hereunder.

     15.2 Unless the Parties otherwise agree and once EDC has occurred, if the period of excusable delay exceeds 100 days (or if the Parties agree that the period of excusable delay will exceed 100 days), then AsiaSat shall have the right to terminate this Contract, and pay the Contractor up to the Milestone Event completed by the Contractor as at the date of termination. In such event, at AsiaSat's discretion, the Contractor shall proceed with the procedure set out in Clause
           13.2 with respect to the terminated Contract Items

16.  TERMINATION FOR CAUSE

     16A   TERMINATION FOR CONTRACTOR'S DEFAULT

     16.1  AsiaSat  may,  by  written  notice  issued by  AsiaSat's  Authorized
           Representative, terminate this Contract at any time after the occurrence of any of the following:

           (a) except if due to an event covered by Clause 15, or due to an AsiaSat caused delay, if the Contractor does not complete the following event(s) by the date(s) indicated below:

                               EVENT                     DATE
                               -----                     ----
                               [o]                        [o]

           (b) if, after EDC, the Contractor is dissolved, or the Contractor admits in writing its inability to pay its debts as they become due, or if Contractor presents a petition for the winding up of its affairs or business or any other steps are taken by Contractor for winding up other than for the purposes of a reconstruction or reorganization , or becomes or is declared insolvent under U.S. Bankruptcy Law or is otherwise the subject of a Bankruptcy Event (unless Contractor has agreed to assume this Contract and perform hereunder), or a receiver is appointed over all or a substantial part of the Contractor's assets and the appointment is not discharged within sixty (60) days, or the Contractor makes an assignment for the benefit of its creditors generally, or the Contractor sells, transfers or otherwise disposes of all or substantially all of its assets (other than for full consideration and the acquirer has assumed this Contract and provided AsiaSat with reasonable assurance of future performance).

           (c) if the Contractor fails to perform any of the material provisions of this Contract (other than schedule or export control related provisions which are covered in Clause 16.1(a)), and in each case fails to remedy such failure within 90 days after receipt of written notice from AsiaSat of such failure.

     16.2 In the event AsiaSat terminates this Contract as provided in Clause 16.1, AsiaSat shall be entitled, at its option, to either:

           (a)   (i)    subject to  compliance  with  Clause 6, the  terminated
                        Work existing on the date of termination provided that, as determined by Contractor, AsiaSat's acquisition of such terminated items will not result in the disclosure or transfer to any Competitor of any information, data, or technology that may be considered by the Contractor as proprietary; and

                 (ii) all reasonable excess re-procurement costs, up to a maximum amount of [o]; or

           (b)   (i)    a refund of all payments previously made to Contractor;
                        and

                 (ii) all reasonable excess re-procurement costs, up to a maximum of [o].

     16.3 In the event AsiaSat chooses to take possession of the terminated Work in accordance with Clause 16.2(a), the Contractor shall:

           (i) be paid the outstanding amount for any items delivered to and finally accepted by AsiaSat;

           (ii) be paid the outstanding amount for any Work in progress which is taken over by AsiaSat;

           (iii) protect and preserve property in the possession of the Contractor in which AsiaSat has an interest;

           (iv) seek such U.S. Government approval as is required for AsiaSat to take title and possession of the terminated Work and provide such title and possession to the terminated Work to AsiaSat only if such approval is granted by the U.S. Government.

     16.4 In the event AsiaSat chooses refund of payments in accordance with Clause 16.2(b), then Contractor shall be entitled to retain title to any and all Work, work in progress, parts or other material, together with any associated warranties, and any subcontracted items which Contractor has specifically produced or acquired or entered into in accordance with this Contract.

     16.5 AsiaSat shall have no right to terminate this Contract pursuant to Clause 16.1 after Launch.

     16B   TERMINATION FOR ASIASAT'S DEFAULT

     16.6 Contractor may terminate this Contract upon written notice to AsiaSat at any time after the occurrence of any of the following:

           (a) failure of AsiaSat to make any payment due to Contractor hereunder when due, provided such failure is not cured within a period of thirty (30) days following receipt of notice thereof from Contractor; or

           (b) AsiaSat is dissolved, or admits in writing its inability to pay its debts as they become due, or is presented with a petition for the winding up or any other steps are taken for winding up other than for the purposes of a reconstruction, or AsiaSat becomes or is declared insolvent, or a receiver is appointed over all or a substantial part of AsiaSat's assets and the appointment is not discharged within sixty (60) days, or AsiaSat makes an assignment for the benefit of its creditors generally, or AsiaSat sells, transfers, or otherwise disposes of all or the greater part of its assets (other than for full consideration).

     16.7 If a termination occurs under Clause 16.6 above, Contractor shall have the following rights:

                  (a) Any amounts invoiced and unpaid by AsiaSat under this Contract shall continue to be due and owing. AsiaSat shall pay to Contractor the termination cost specified in Appendix B at the time of termination and Clause 13.2 shall apply.

                  (b) Contractor shall have the right to immediately stop work on any Work, the delivery of which has not been completed.

     16.8 Neither Party shall have any liability in contract or in tort for a termination under this Clause 16 other than as expressly provided in this Clause 16, these termination rights and remedies shall be exclusive and in lieu of any other rights and remedies provided by law except for AsiaSat's rights to liquidated damages under Clause 8 and except for either Party's ability to obtain equitable relief to enforce its rights under this Contract.

     16.9 This Clause 16 shall survive the termination of this Contract for either Contractor's or AsiaSat's termination for cause.

17.  DISPUTES AND ARBITRATION

     17.1  DISPUTES

           (a) If, during the course of Work in progress, either Party has cause to believe that the other Party's performance, or plan for performance, is such that the obligations of the other Party, as stated in this Contract, are not being met, the Party shall give written notice of its objections and the reasons therefor and may recommend corrective action by the other Party. The Contractor Program Manager shall consult with the AsiaSat Authorized Representative in an effort to reach an agreement to overcome the objections (first instance) within ten (10) Business Days.

           (b) In the event that agreement cannot be reached in the first instance then either Party may request that the dispute be escalated and the respective positions of the Parties shall be forwarded to the Contractor's President and AsiaSat's Chief Executive Officer, and an attempt shall be made to reach agreement to overcome each Party's objections within ten (10) Business Days of such request. If agreement cannot be reached by the end of such period, either Party may invoke Clause 17.2(a).

     17.2  ARBITRATION

           (a) Any dispute or disagreement between AsiaSat and the Contractor in connection with any interpretation of any provision of this Contract, or the compliance or non-compliance therewith, or the validity or enforceability thereof, which is not settled to the mutual satisfaction of AsiaSat and the Contractor within twenty (20) Business Days (or such shorter or longer period as may be mutually agreed upon) from the date that either Party informs the other that such dispute or disagreement exists, shall be finally settled by arbitration in accordance with the UNCITRAL Arbitration Rules (the "Arbitration Rules"). The appointing authority shall be the Hong Kong International Arbitration Centre (HKIAC) and the place of arbitration shall be conducted in Hong Kong in the English language. The arbitration award shall be final and binding upon the Parties and judgment may be entered thereon, upon the application of either Party, by any court having jurisdiction. Each Party shall bear the cost of preparing and presenting its case and the cost of arbitration, including the fees and expenses of the arbitrators, with the costs of the third arbitrator to be shared equally by the Parties unless the award otherwise provides.

           (b) The relief that may be awarded by the arbitrators under any arbitration arising from this Contract may not exceed the actual compensatory damages, and shall not be in any amount or on any theory of liability not expressly allowed in this Contract.

           (c) The following time limits shall be observed in respect to any arbitration referred to in this Clause:

                 (i) Each Party shall appoint its arbitrator within ten (10) days of the receipt of demand for arbitration.

                 (ii) The two (2) appointed arbitrators shall appoint a third arbitrator within a further twenty (20) days from the time stipulated in (i) above unless the two (2) arbitrators agree to an extension not to exceed an additional twenty (20) days. If the two (2) arbitrators cannot agree on the third arbitrator, then upon application by either Party an arbitrator shall be named by the HKIAC.

                 (iii) Any decision by the arbitrators shall be made within six (6) months from the date on which a Party demands arbitration or within such extended period as the arbitrators may allow.

           (d) Notwithstanding the time limits set forth in Clause 17.2(c), in the event either Party is seeking equitable relief hereunder and identifies the matter as one requiring urgent arbitration, the arbitration shall be conducted as expeditiously as feasible under the circumstances, and with a single arbitrator appointed by the HKIAC.


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

18.  TECHNICAL DATA AND INFORMATION

     18.1 Subject to the provisions of Clause 33, Confidentiality, AsiaSat shall have the royalty-free, world-wide, non-exclusive, nontransferable (except as set forth in Clause 18.4), paid-up license to use, and allow its Affiliates and subcontractors to use the Deliverable Data under the Contract, and any other data, which is not Deliverable Data, but which is provided under the Contract (hereinafter "Other Data"), solely for purposes of establishing, maintaining, and operating the Spacecraft and, if mutually agreed by the Parties in writing, other satellites of AsiaSat, which right will not be unreasonably withheld or delayed.

     18.2 AsiaSat, its Affiliates and subcontractors shall also have the right to make copies of the Deliverable Data and the Other Data for the purposes of establishing, maintaining, and operating the Spacecraft and if mutually agreed by the Parties in writing, other satellites of AsiaSat, which right will not be unreasonably withheld or delayed. If any of the written Deliverable Data is copyrighted by Contractor, Contractor agrees to and does hereby grant to AsiaSat, its Affiliates and subcontractors the royalty-free, non-exclusive, nontransferable, paid-up license under Contractor's copyrights to make such copies. With respect to all Deliverable Data that contains a notice of copyright, AsiaSat, its Affiliates and subcontractors shall apply the appropriate copyright notice to all copies made thereof.

     18.3 Notwithstanding any other provision hereof, the ownership and title to Deliverable Data, including copyrights in computer programs, and related documentation, and Other Data, shall remain in Contractor or its licenser. All rights to Deliverable Data and Other Data not owned by Contractor are limited by the extent of Contractor's rights and interests therein.

     18.4 No licenses under Contractor's patents or copyrights other than those necessary to use, operate, modify, or repair (for the purposes stated in Clause 18.2) the Deliverable Equipment and software supplied hereunder are granted or implied by providing Deliverable Data or Other Data, or other information under this Contract. AsiaSat understands and agrees that, if AsiaSat transfers any Deliverable Equipment to a third party, AsiaSat shall not transfer any Deliverable Data or Other Data provided hereunder or any other information pertaining to such Deliverable Equipment to any such third party without first obtaining the written permission of Contractor. Such permission will not be unreasonably withheld or delayed provided that the intended third party recipient legally obligates itself to the same terms and conditions regarding the confidentiality, patents and transfer restrictions which are recited above. Upon the granting of such permission, all licenses relating to the transferred Deliverable Equipment will transfer to the third party recipient and shall terminate as to such transferred Deliverable Equipment with respect to AsiaSat, its Affiliates and its subcontractors.

           For purposes of this Clause 18, subject to Clause 6 and applicable limitations set forth elsewhere in this Clause 18 and Contract, the term "use" means any and all use, disclosure, duplication, publication, and other disposition of technical data, software, or equipment. For the avoidance of doubt, the reference to AsiaSat under this Clause 18 shall include its assignees under this Contract, or any third party that AsiaSat may sell the Spacecraft to.

19.  PATENT RIGHTS

     19.1 The Contractor agrees to grant to AsiaSat, an irrevocable, worldwide, non-exclusive, nontransferable (except as provided in Clause 18.4), paid-up license to use any invention covered by each patent now or hereafter owned by the Contractor, or under which the Contractor has or may acquire the right to grant such a license, which invention is directly incorporated into a Contract Item or generated during the course of any Work and necessary for the normal intended use of any of the Contract Items, provided, however, that such license shall be granted only to the extent that such license is reasonably necessary to enable AsiaSat, its Affiliates and Subcontractors to maintain, repair, operate or otherwise use any Contract Items delivered under this Contract solely for AsiaSat Purposes. This Clause shall not be construed as limiting any rights under this Contract, including specifically the right to use, have used, deliver, lease, sell, or otherwise dispose of to any third party, any Contract Item or any part(s) thereof if provided under this Contract. For the avoidance of doubt, the reference to AsiaSat under this Clause 19 shall include its assignees under this Contract, or any third party that AsiaSat may sell the Spacecraft to.

     19.2  [o]

20.  CHANGES REQUESTED BY CONTRACTOR OR ASIASAT

     20.1 If the Contractor requests any change to the Spacecraft or any other Contract Item at any time during the performance of this Contract, within the general scope of this Contract, which will add or delete any part of the Work, affect the design of the Spacecraft, change the method of shipment or packing, or place or time of delivery, or will affect any other requirement of this Contract, a proposal for such change shall be submitted in writing to AsiaSat. If such change causes an increase or decrease in the total Contract Price, or a change in the Completion Schedule or any other term or condition herein, the Contractor shall submit to AsiaSat, at the time the requested change is submitted, or at such later date as may be agreed with AsiaSat, the details of such cost, schedule, or other impact. All claims for increased costs under Clause 20.1 shall be submitted by the Contractor in the same format as that used for submission of the Contractor's original price proposal. The increased cost, if any, will be calculated in accordance with, and certified by the Contractor to be in accordance with, the
           Contractor's standard accounting system, and shall include a complete labour and material cost breakdown.

     20.2 AsiaSat shall notify the Contractor in writing within fifteen (15) days after receipt of the requested change whether or not AsiaSat accepts such change. If AsiaSat authorises the Contractor's requested change, the Contractor shall proceed with the performance of the Contract as changed and an amendment to the Contract reflecting such change, and price, schedule adjustment, and/or any other affected terms and conditions, if any, shall be issued. The Contractor shall, within a reasonable time thereafter, provide an updated master program schedule which reflects the final change. If AsiaSat does not agree with such Contractor's requested change, the Parties shall attempt to reach agreement on such change. In the event the Parties are unable to reach agreement on another method to achieve such change, the Contractor shall proceed with the performance of the Contract, without change.

     20.3 If AsiaSat requests any change to the Spacecraft or any other Contract Item at any time during the performance of this Contract, within the general scope of this Contract, which will add or delete any part of Work, affect the design of the Spacecraft, change the method of shipment or packing, or place or time of delivery, or will affect any other requirement of this Contract, the Contractor shall use its reasonable best efforts to respond to that request in writing to AsiaSat within fifteen (15) days after such request. Contractor's response shall be reasonable under the circumstances. If a change requested by AsiaSat causes an increase or decrease in the total Contract Price or a change in the Completion Schedule or impacts any other term or condition, the Contractor shall submit to AsiaSat, at the time of response to the requested changes, the details of such cost or schedule or other impact. The format to be used for submission of the price adjustment for these changes shall be the same as referred to in Clause 20.1. AsiaSat shall notify the

           Contractor in writing, within fifteen (15) days after receipt of the Contractor's response, whether or not it agrees with and accepts the Contractor's response. If AsiaSat agrees with and accepts the Contractor's response, the Contractor shall proceed with the performance of the Contract as changed and an amendment to the Contract reflecting such change, and price or schedule adjustment or other affected terms and conditions, if any, shall be issued. The Contractor shall, within a reasonable time thereafter, provide an updated master programme schedule which reflects the final change. If AsiaSat does not agree with and accept the Contractor's response, the Contractor shall proceed with the performance of the Contract, without change.

     20.4 The Parties agree that there may be circumstances that require an expedited agreement related to a change requested by AsiaSat. In these cases, the Contractor shall expeditiously and in good faith propose, and the Parties shall expeditiously and in good faith negotiate and agree upon the cost and schedule impact, if any, and the claim format referred to in Clause 20.1 shall not be required. If the Parties do not agree, the Contractor shall proceed with the performance of the Contract, without change. The Contractor shall not propose more time to execute the requested change than the Contractor's reasonable estimate of the time required to execute the requested change and any additional time to perform related and impacted Work (i.e., the Contractor shall not attempt to unreasonably improve its schedule through the process described in this Clause 20.4).

21.  CORRECTIVE MEASURES IN UNLAUNCHED SATELLITES

     21.1 Without limiting the obligations of the Contractor under other provisions of this Contract, if any data or information available to the Contractor from public or Contractor proprietary sources shows that there is a material deficiency in the design or manufacture of any satellite or item relevant to Satellite performance (whether or not such satellites or items are manufactured by Contractor or used in Contractor's satellites) which, in the opinion of the Contractor, could adversely affect the Satellite performance such that it does not meet the Spacecraft specification in Exhibit B, the Contractor shall promptly notify AsiaSat of any such material deficiency coming to the Contractor's attention. Promptly upon written request of AsiaSat, the Contractor shall take appropriate corrective measures to the Work, at the Contractor's own expense to satisfactorily eliminate from the unlaunched Satellite any such material deficiencies.

     21.2 If there is a mutually agreed-to change in the natural environment to which the unlaunched Satellite will be subjected in-orbit, the Contractor shall take corrective measures according to Clause 21.1 or 20 as the parties reasonably agree.

     21.3 If the Contractor, in accordance with this Clause, replaces any equipment or any part which was determined to be deficient, such deficient equipment or part shall remain or become the property of the Contractor.

     21.4  Nothing  in  this  Clause   requires  the   Contractor  to  disclose
           proprietary data from satellites owned by others.

     21.5  [o]



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

22.  PUBLIC RELEASE OF INFORMATION

     22.1 No news releases, brochures, advertisements, prepared speeches or other information releases to the public concerning the Work performed or to be performed hereunder by the Contractor or any Subcontractor shall be made without the prior consent in writing of AsiaSat both as to the form and contents thereof. Such consent shall not be unreasonably withheld, taking into consideration among other things, AsiaSat's obligations under the Stock Exchanges that its holding company is listed under.



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

23.  INDEMNITY AND INTERPARTY WAIVER OF LIABILITY

     23.1 Each Party shall indemnify and hold the other Party and/or their Affiliates/Associates and/or their shareholders harmless, from any loss, damage, liability or expense caused by any act or omission, negligent or otherwise of the indemnifying Party that results in damage to property or personal injury, including death, to any third persons (not limited to employees of its Subcontractors). The indemnifying Party shall defend, at its expense, any actions brought by a third party, against the other Party and its Affiliates/Associates and shareholders or any of them, in connection therewith and shall satisfy all judgments which may be incurred by or rendered. For the avoidance of doubt, Contractor shall have no indemnity obligation under this Clause 23.1 for any loss, damage, liability or expense associated with the condition, operation or use of the Satellite after Launch, even if such losses, damage, liability or expenses are attributable to an act or omission of Contractor or its employees or Subcontractors prior to or after Launch.

     23.2  (a)   Notwithstanding  the foregoing AsiaSat and Contractor agree to a no-fault,  no-subrogation  inter-party  waiver of  liability under which each Party agrees to be responsible for any damage which it  sustains  as a result of damage to its own  property and  employees,  including  death,  while  involved  in Launch operations  in or around the  Designated  Launch  Site,  which damage is caused by Contractor,  AsiaSat, its consultants, the
                 Launch  Services  Contractor  or any other  party  involved in
                 Launch   operations,   whether  such  damage  arises   through
                 negligence or otherwise. It is the intent of the Parties that this inter-party waiver of liability be construed broadly to achieve the intended objectives.

           (b) For purposes of Clause 23.2(a) only, both Parties further agree that if they subcontract with a third party to provide services which necessitate such subcontractor's presence on the Designated Launch Site, then Contractor or AsiaSat as the case may be acknowledge and agree that such third party shall be required to agree to a no-fault, no-subrogation inter-party waiver of liability and indemnity for damages it sustains, identical to the Parties' respective undertakings under this Clause.

           (c) In the event that either AsiaSat or Contractor fails to obtain the aforesaid inter-party waiver of liability and indemnity from any of its respective subcontractors, then AsiaSat or Contractor, as the case may be, shall indemnify and hold the other Party, other users of Launch services of the Satellite, and their respective contractors and subcontractors harmless from claims brought by the indemnifying Party's subcontractor that failed to execute the aforesaid inter-party waiver of liability, for damage to such subcontractor's property or injury to, or death of, such subcontractor's employees in connection with Launch operations.

     23.4 Notwithstanding the provisions in Clause 23.1 above, AsiaSat will ensure that the Contractor is added as an additional insured under the third party liability launch insurance for AsiaSat 5. Such insurance shall provide coverage in accordance with generally accepted industry practice.

24.  EFFECTIVE DATE

     24.1  The Effective Date of Contract or EDC shall be 28 April 2006.

25.  ASSIGNMENT

     25.1 Either Party shall have the right to assign their rights or transfer their obligations (the "Transferor") under this Contract to any person or entity (a "Transferee"), without the prior written consent of the other Party, provided that the Transferor can, prior to the assignment, or, as the context requires, transfer, demonstrate that:
           (i) the proposed Transferee possesses the financial (in the case of AsiaSat) or technological (in the case of the Contractor) capability to fulfill the transferring Party's obligations under the Contract (provided that, with respect to financial capability, no such demonstration shall be necessary if the transferring Party agrees to remain liable for the financial obligations imposed on AsiaSat hereunder in accordance with the Payment Schedule in Appendix A), and (ii) any such assignment or transfer shall not jeopardize either Party's rights pursuant to Clauses 18, 19, and 33 hereunder or violate laws related to export or technology transfer. If the assigning Party cannot so demonstrate, the Parties agree to attempt to negotiate in good faith suitable modifications and new provisions to this Contract which would mitigate the above risks and/or bring this Contract into conformance with applicable laws.

     25.2 This Contract shall be binding upon the Parties hereto and their successors and permitted assigns.

     25.3 The parties acknowledge that due to U.S. Government export regulations, the Exhibits are not assignable without the relevant licenses granted by the U.S. Government. The Contractor, however, agrees to use reasonable best endeavours to obtain such relevant licenses if requested to do so by AsiaSat, such that the Exhibits could be assigned to AsiaSat's proposed assignee(s).

     25.4 The Contractor acknowledges that AsiaSat may be required to assign this Contract to the Banks pursuant to certain loan arrangements. Subject to compliance with Clause 6, the Contractor hereby consents to such an assignment (the "Security Assignment") by AsiaSat to the Banks and will do all things reasonably necessary to facilitate the Security Assignment, including using its reasonable best endeavours to obtain relevant licenses from the U.S. Government.

     25.5 Notwithstanding Clause 25.1, the Contractor acknowledges that, subject to Clause 6, the Banks may, at any time and pursuant to the valid exercising of their rights under the loan arrangements and the Security Assignment, assign their rights or transfer their obligations under this Contract to any person or entity without the prior written consent of the Contractor provided such assignee/transferee is creditworthy. The Contractor shall, if requested by the Banks, execute any reasonable and necessary documents to give effect to such assignment or transfer, and use its reasonable best endeavours to obtain the relevant licenses from the

           U.S. Government which will enable the Bank's proposed assignee(s) to own and operate the Spacecraft.

26.  KEY PERSONNEL

     26.1 It is agreed that the following employees of the Contractor are important for the successful performance of this Contract :

           Contractor Program Manager           [o]
           System Lead                          [o]
           Payload Lead                         [o]

           and shall not be reassigned from this Contract and in the case of the Contractor Program Manager, shall not be assigned additional program management duties (or other duties or functions sufficiently demanding that the Program Manager's ability to provide adequate supervision and management to the AsiaSat program would be materially impacted) without the prior written consent of AsiaSat, which consent shall not be unreasonably withheld.

     26.2 In the event one or more of the above-named persons is no longer available for the performance of this Contract, the Contractor agrees to select, with the written approval of AsiaSat (which approval shall not be unreasonably withheld), suitable replacement personnel who possess a comparable level of experience, qualifications and ability.

27.  INTELLECTUAL PROPERTY INDEMNIFICATION

     27.1 Contractor agrees to indemnify and defend at its own expense any request for royalty payments or any claims, actions, or proceedings or any claims for equitable relief or damages against AsiaSat, its Affiliates, Subcontractors, and all its directors, officers, employees, shareholders, agents and consultants based on an allegation that the manufacture of any Contract Item under this Contract or the use, lease, or sale thereof actually and directly infringes any third party patent, trade mark, or copyright, or trade secret, and to pay any royalties and other costs related to the settlement of such request and to pay the costs and damages, finally awarded as the result of any third party suit based on such claim, provided that Contractor is given prompt written notice of such request or claims by AsiaSat and given authority and such assistance and information as is available to AsiaSat for resisting such request or for the defense of such claim. Any such assistance or information which is furnished by AsiaSat at the written request of Contractor is to be at Contractor's expense.

     27.2 In the event that, as a result of any such suit: a) prior to delivery, the manufacture of any item is enjoined, or b) after delivery, the use, lease, or sale thereof is enjoined, Contractor agrees to utilize its reasonable best efforts to either: (1) negotiate a license or other agreement with the plaintiff so that such item is no longer infringing, or (2) modify such items suitably or substitute a suitable item therefor, such modification or substitute being acceptable to AsiaSat (such acceptance shall not be unreasonably withheld by AsiaSat) and not subject to such injunction, and as to which modified or substituted items the provisions of this Clause 27 shall be extended. In the event that Contractor notifies AsiaSat in writing that neither of the foregoing alternatives can suitably be accomplished by Contractor, AsiaSat shall have the right to:

           (a) as to the Satellite prior to Launch, AsiaSat may terminate this Contract and exercise its rights under Clause 16.2; and/or

           (b) as to any other Deliverable Item, AsiaSat shall return such Deliverable Item to the Contractor, and as to any such Deliverable Item that : (i) is essential to the control and monitoring of the Satellite, the Contractor shall without additional cost to AsiaSat, replace the Deliverable Item with a suitable alternative; or (ii) is not essential to the control and monitoring of the Satellite, AsiaSat may terminate this Contract as to such Deliverable Item and receive a refund of amounts paid hereunder for such terminated Deliverable Item plus any excess reprocurement cost for such Deliverable Item up to a maximum of 10% more of the cost charged by the Contractor for such Deliverable Item.

     27.3 Notwithstanding the foregoing, Contractor shall have no liability or responsibility for any infringement resulting from Contractor following the directions of or specifications provided by AsiaSat, its Affiliates or Subcontractors, or from a modification or addition by other than Contractor, its Subcontractors or consultants to a Contract Item after delivery.



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

28.  WARRANTY

     28.1 The Contractor will provide at no additional cost to AsiaSat lifetime support for the Operational Lifetime of the Satellite consisting of investigation of any anomaly occurring in the Satellite during the in-orbit life of such Satellite and known to it or as notified in writing by AsiaSat and shall undertake Satellite anomaly resolution support services in accordance with Section 13.4 of Exhibit A, Statement of Work. If for any reason any such Satellite anomaly cannot be or is not corrected (after reasonable efforts to effect a correction) as set forth in the immediately preceding sentence and as a result thereof, such Satellite suffers any loss, including loss of Transponders or becomes a total loss, AsiaSat's sole and exclusive remedies with respect to such loss and any consequences therefrom shall be those set forth in Clause 37, subject to the limitation of liability stated in Clause 36. The Contractor will also provide improvements and upgrades to the SCE requested by AsiaSat in accordance with Clause 20.

     28.2 Contractor warrants that the Satellite shall be free from material defects in materials or workmanship ("the Warranty"). This Warranty shall apply to the Satellite beginning upon the Available for Shipment date and shall run for a period of three (3) years, or until Launch, whichever is earlier.

           Notwithstanding the foregoing, the Parties intend to address any defects of the Spacecraft that arise or are detected after Launch under the provisions of this Contract dealing with Launch Risk Insurance, and Performance Incentive Payments.

     28.3 Contractor warrants for a period of one (1) year commencing upon final acceptance pursuant to Clause 11.8 (which one (1) year period shall be extended on a day for day basis for each day of delay incurred by Contractor under Clause 8.1), that the DSS and Baseband Equipment delivered under this Contract, will be free from material defects in material and workmanship.

     28.4 AsiaSat shall have the right at any time during the respective warranty periods under this Clause 28, to require that any Work not conforming to the Exhibits to this Contract delivered hereunder be promptly corrected, repaired or replaced (at Contractor's option and expense). If Contractor fails to correct, repair or replace such defective Work or equipment within a reasonable period after notification from AsiaSat, AsiaSat may then require Contractor to repay such portion of the Contract Price as is equitable under the circumstances in lieu thereof.

     28.5 Deliverable Services. Contractor warrants that the Deliverable Services it provides to AsiaSat pursuant to this Contract will conform to reasonable industry standards of practice for the commercial satellite communications industry for work similar in type, scope, and complexity to the Work at the time such Work is provided. In the event Contractor breaches this warranty, as AsiaSat's sole and exclusive remedy, Contractor shall re-perform such Deliverable Services where it is practicable to do so (e.g., Contractor cannot correct deficiencies in, or re-perform, Launch Support Services from and after Launch).

     28.6 Deliverable Data. All Deliverable Data shall conform to the requirements of this Contract. In the event the Contractor breaches this warranty, as AsiaSat's sole and exclusive remedy, Contractor shall correct the deficiencies in the Deliverable Data and resubmit such Deliverable Data to AsiaSat.

29.  NOTICES AND REPORTS

     29.1 All notices, requests and reports to be provided to AsiaSat or the Contractor under this Contract shall be in writing and shall be sent to AsiaSat or the Contractor at the following addresses (or such address as either Party may notify to the other from time to time hereunder):

           AsiaSat :        Asia Satellite Telecommunications Company Limited
                            17/F, The Lee Gardens
                            33 Hysan Avenue
                            Causeway Bay, Hong Kong
                            Telephone      :  (852) 2500 0868
                            Facsimile No.  :  (852) 2576 4573
                            Attn           :  General Manager Finance
                            Email          :  [o]

           Contractor :     Space Systems/Loral, Inc.
                            3825 Fabian Way
                            Palo Alto, CA 94303-4604, USA
                            Telephone     :  (650) 852-6217
                            Facsimile No. :  (650) 852-5377
                            Attn          :  [o]
                            Email         :  [o]

     29.2 Any notice, request or report shall be deemed to have been served if delivered by hand, when delivered, if sent by registered post, upon seven (7) days after it has been put in to the post, and if sent by facsimile, at the time of dispatch with confirmation of transmission, and if by email, twenty (24) hours after dispatch.

30.  STORAGE

     30.1 [o]. The Contractor shall specify the conditions for storage, and such storage may be at the Contractor's facilities. If this notification is provided less than 90 days before the then-scheduled commencement of the Pre-Shipment Review, it shall be deemed a change pursuant to Clause 20, except that Contractor may promptly proceed with actions required to store the Satellite and thereafter submit a proposal for additional costs of performance due to the change. Such proposal shall not include costs to store the Satellite or other costs that would have been incurred had notice to store been given to Contractor 90 or more days before commencement of the Pre-Shipment Review.

     30.2 Within forty-five (45) days of written notification from AsiaSat that it desires to place the Satellite in storage for a period longer than that described in Clause 30.1, the Contractor shall submit a priced proposal to AsiaSat outlining a plan for storage. The proposal shall include a description of the transportation, the storage arrangements including periodic Satellite testing and maintenance of batteries, insurance and other storage terms and conditions. If the Satellite is required to be stored because of an excusable delay event, the price for storage shall be shared equally between the Contractor and AsiaSat.

           Upon agreement between AsiaSat and the Contractor as to the Contractor's proposal, the Contract shall be amended pursuant to Clause 20.

     30.3  [o]

     30.4 [o]. Neither Party shall have any further obligations to the other Party under this Contract, provided that AsiaSat has met its obligations under this Contract, and AsiaSat shall have title to the Satellite subject to U.S. Government approvals and provided that there is no disclosure or transfer of Contractor's Proprietary Information, data or technology to any Competitor. AsiaSat shall be responsible for and shall pay all sales tax associated with the transfer of title to the Satellite. The Contractor shall have no liability in the event an export license is not issued for the benefit of AsiaSat due to the delay or storage requested by AsiaSat or otherwise for reasons that are not the fault of the Contractor.


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

31.  APPLICABLE LAW

     31.1 This Contract shall be interpreted, construed and governed by the laws of England; it is understood that the UN Convention on the International Sale of Goods shall not be applicable. However, both Parties agree that in carrying out their obligations under this Contract, all actions, including those of their respective employees, shall be in compliance with all applicable laws and regulations, and they shall not engage in any transaction that is illegal under the laws of the Hong Kong SAR or under the laws of the United States, or any other country, state or jurisdiction, where the Contract performance shall take place, including, but not limited to, making unlawful payments to officials, employees or representatives of any government or government agency.

32.  ASIASAT FURNISHED INFORMATION, PROPERTY AND RESPONSIBILITIES

     32.1  The Contractor agrees, with respect to all Information and Property,
           including  but  not  limited  to  equipment,   models  and  devices,
           furnished by AsiaSat under this Contract:

           a) that title to such Information and Property shall remain exclusively in AsiaSat;

           b)    to assume all risk of loss or damage, reasonable wear and tear
                 excepted,   to  such  Property   while  in  the   Contractor's
                 possession or control;

           c) to ensure that such Information and Property are used solely in the performance of the Contract;

           d) to be responsible for payment of all taxes which become due by reason of the Contractor's or any Subcontractor's possession, control or use of such Information and Property, and to comply with all requirements of any applicable laws, including making payment of any interest or penalties related to or arising from such taxes;

           e) to ensure that no lien, encumbrance, pledge or other interest whatsoever attaches to such Information and Property as a result of the Contractor's or any Subcontractor's acts or omissions; and

           f) except as otherwise provided in this Contract, to return such Information and Property (subject to reasonable wear and tear) to AsiaSat at AsiaSat's request, upon completion of all Work or termination of this Contract.

     32.2  In order for the Contractor to perform the Work, AsiaSat shall:

           a) provide access to its sites to the extent necessary to allow Contractor to perform the Work;

           b) obtain any Hong Kong licenses and permits necessary to test or radiate the Satellite system. Contractor will provide necessary information and reasonable support to assist AsiaSat in obtaining such licenses and permits;

           c) designate the orbital location for which the Satellite is ultimately intended (this orbital location has been designated by AsiaSat as 100.5(0)E for AsiaSat 5 as indicated in the Statement of Work, Exhibit A);

           d) supply the Launch Vehicle, from the list of candidate Launch Vehicles contained in section 2.2 of the AsiaSat 5 Satellite Performance Specifications and related services under the Launch Contract including, but not limited to, Launch site operations planning and processing, Designated Launch Site transportation of the Launch Vehicle, together with all support equipment pre-Launch and countdown procedures, flight planning and operations support and post flight operations, interface hardware and documentation necessary for integration and test of the Satellite and Launch Vehicle and in accordance with requirements stated in Exhibit B, Performance Specifications, section 2.2. As promptly as practicable, and in any event no later than three (3) months prior to the Available for Shipment date, as set forth in Clause 4.2, AsiaSat will designate in writing to the Contractor the Launch Date and will notify the Contractor promptly in the event of any changes in the Launch Date;

           e) provide the Contractor and its Affiliates and Subcontractors Beneficial Access to the Designated Launch Site and all buildings and facilities thereon (including without limitation testing and storage facilities), utilities (including without limitation power, phone and data lines) and services (including without limitation transportation at the Designated Launch Site) necessary to permit the Contractor to: (i) deliver the Satellite at the Designated Launch Site as soon as required to support the Launch Date; (ii) conduct testing and provide all Launch Support Services to be performed by the Contractor hereunder; and (iii) conduct all other operations at the Designated Launch Site necessary for fulfillment of the Contractor's obligations under this Contract;

           f) provide Beneficial Access to the Contractor and its Affiliates and Subcontractors at each Satellite Control Facility, on a timely basis, as necessary to permit the Contractor to perform its obligations under this Contract; and

           g) as required by the Contractor's Government, provide written notification to the Contractor as early as practicable as to the identity/nationality of their employees and Associates and any subsequent changes, if any.

           Other AsiaSat responsibilities are more fully described in Exhibit A, Statement of Work

     32.3 If AsiaSat fails to provide Beneficial Access to the Contractor as described in Clause 32.2(f), AsiaSat shall be responsible for the reasonable and substantiated associated expenses of the Contractor resulting from any delay or failure to provide Beneficial Access. Completion Schedule dates for the Contract Items set forth in Clause
           4.2 shall be extended pursuant to Clause 15.



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

33.  CONFIDENTIALITY

     33.1 The Parties may transfer or exchange Proprietary Information (including this Contract) during the performance of the Work, in oral or written form, which may include specifications, drawings, sketches, models, samples, computer programs, reports, data, techniques, designs, codes, documentation, and financial, statistical or other technical information essential to the objectives of this Contract. All disclosures of such information will be treated as proprietary if in a tangible form and marked as "Proprietary" or "Confidential", or the like, by the Party making the disclosure (hereinafter "Proprietary Information"). Any information which is disclosed in other than tangible form, shall be protected hereunder as Proprietary Information, provided that it is identified as proprietary at the time of disclosure and then summarized in tangible form, marked, as provided above, by the Party making the summary and provided to the receiving Party within thirty
           (30) days of original disclosure.

           The Contractor  shall not assert that (a) the general  properties of
           the  Spacecraft   and/or  (b)  all   communication  and  performance
           parameters constitute Proprietary Information.

     33.2 Except as either Party may otherwise consent in writing, or as otherwise provided herein, each Party shall not disclose at any time to any third party, any Proprietary Information which may be disclosed to it or any of its officers, agents, employees, or Subcontractors in connection with this Contract.

     33.3 Each Party may disclose such Proprietary Information of the other Party to persons employed or engaged by that Party, whether under subcontract or otherwise, and may use such Proprietary Information solely for purposes relating to this Contract. Whenever a Party makes copies of such Proprietary Information for performance of Work covered by this Contract, the Party shall reproduce the proprietary legend on each such copy. Any disclosure of Proprietary Information subsequent to the initial disclosure shall be made under the same conditions that apply to the initial disclosure and shall extend only so far as may be necessary for the purposes of this Contract. Any such disclosure to a person other than an employee of the Party or a person having a professional duty of confidentiality with respect to such Party (e.g., attorneys, accountants) shall be made pursuant to a written confidential disclosure agreement or with prior written approval of the originating Party.

     33.4 The obligations and restrictions imposed by this Clause shall not apply to the following:

           a) Proprietary Information that is or at any time becomes available to the public from a source other than the receiving Party, and without breach of this Contract;

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           b)    Proprietary  Information  that is  authorized  for  release in writing by the disclosing Party;

           c) Proprietary Information that is lawfully obtained by the receiving Party from a third party who obtained the Proprietary Information lawfully and without restriction on further disclosure;

           d) Proprietary Information that is known by the receiving Party prior to such disclosure as demonstrated by written records; or

           e) Proprietary Information that is, at any time, developed by the receiving Party completely independently of any disclosure or disclosures from the disclosing Party as demonstrated by written records.

     33.5 Neither Party shall be liable for the unauthorized disclosure or use of such Proprietary Information marked as proprietary if such disclosure or use occurs despite such Party exercising reasonable best efforts to preserve and safeguard such Proprietary Information.

     33.6  (a)   Neither  Party  shall  be  liable  for the  disclosure  of any
                 Proprietary  Information  of the other  Party  pursuant to any legally enforceable requirement of any governmental authority, provided  that  the  Party  making  such  disclosure  has  (i)
                 notified  in  advance  the  Party   owning  such   Proprietary
                 Information (the "affected Party"); (ii) at the request and expense of the affected Party, contested such disclosure to the full extent permitted by the relevant laws; and (iii) sought confidential treatment for any Proprietary Information required to be disclosed.

           (b) In the case of AsiaSat, disclosure of this Contract is permitted to the extent necessary as may be required by or to enable AsiaSat to make disclosure to its shareholders or any regulatory, administrative or governmental body or office or other organisation, including but without limitation, the Hong Kong Securities and Futures Commission, the Hong Kong Stock Exchange and the United States Securities and Exchange Commission subject to compliance with all applicable laws and regulations, the Contractor being allowed to make reasonable and necessary redactions.

     33.7 No license, under any patents or copyrights or other intellectual property rights, is granted or implied by merely disclosing data or information under this Contract.

     33.8 The obligation of this Clause 33 shall be effective for a period of five (5) years from the date of delivery of the last Contract Item, notwithstanding any prior termination or expiration of this

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           Contract.  The Contractor  shall provide a written notice to AsiaSat not later than 14 days of the delivery of the last Contract Item. Such notice shall identify the start of the five (5) year obligation period described in this Clause 33.8.

     33.9 The Parties acknowledge that the disclosing Party would be irreparably harmed if any Competitor were to acquire access to the disclosing Party's intellectual property, Proprietary Information, or other technology (including hardware resulting from the technology), data or inventions, (collectively referred to as "Intellectual Property") regardless of whether such Competitor has an ownership or affiliate interest in the receiving Party. Accordingly, the receiving Party agrees that no Competitor shall be given access to any of the disclosing Party's Intellectual Property, and that should such Competitor gain control of the receiving Party, or otherwise be an assignee or transferee of the receiving Party with regard to the Contract, the disclosing Party may take all reasonable steps to safeguard and protect its Intellectual Property, and the receiving Party shall cooperate to the extent practicable with any and all such measures.



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34.  GENERAL

     34.1 Unless stated otherwise herein, all rights and remedies hereunder shall be cumulative and may be exercised singly or concurrently. Failure by either Party to enforce any of its rights shall not be deemed a waiver of future enforcement of such rights or any other rights. If any provision of this Contract is found to be invalid or unenforceable, it shall not affect any other provision of this Contract and the invalid or unenforceable provision shall be replaced with a provision consistent with the original intent of the Parties.

     34.2 It is expressly understood that Contractor and AsiaSat intend by this Contract to establish the relationship of independent contractors only, and do not intend to undertake the relationship of principal and agent or to create a joint venture or partnership or any other relationship, other than that of independent contractors, between them or their respective successors in interests. Neither Contractor nor AsiaSat shall have any authority to create or assume, in the name or on behalf of the other Party, any obligation, expressed or implied, or to act or purport to act as the agent or the legally empowered representative of the other Party, for any purpose whatsoever.

     34.3 AsiaSat shall have the option, to be exercised in writing at any time after EDC and up to ninety (90) days after Launch, to order an additional satellite (the "Option Satellite", substantially similar to the Satellite to be Available for Shipment twenty-two (22) months from the date of option exercise (but in no event earlier that four
           (4) months after the Satellite Available for Shipment Date). The base price ("Base Price") for this Option Satellite is [o] (including a performance incentive amount of [o]% of the price paid for the Option Satellite) as of EDC subject to adjustment to date of exercise (the "Adjusted Option Satellite Price) according to the following:

           (a)   [o]

     34.4 AsiaSat shall have the option, to be exercised in writing on or before EDC plus sixty (60) days to have Contractor incorporate two
           (2) additional Ku-band traveling wave tube assemblies (TWTA's) into the Satellite. The price for this option is [o] and the mass of the Satellite will increase by 6.6 kg. Upon exercise of this option, the Parties shall amend this Contract accordingly.

     34.5 AsiaSat shall have the option, to be exercised in writing on or before ninety (90) days prior to the Satellite Available for Shipment date set forth in Clause 4.2, to reduce the Option Satellite schedule by up to ninety (90) days. Any payment required for this schedule reduction option shall be credited against the Adjusted Option Satellite Price at the time of the exercise of the Option Satellite.

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           In the event that AsiaSat  exercises the schedule  reduction option, the Parties shall discuss in good faith the reduction schedule for the Option Satellite, including payment terms. If the Parties fail to reach agreement on the Option Satellite reduction schedule within thirty (30) days of the option exercise date by AsiaSat, the option shall lapse.

           In the event that the schedule reduction option is exercised but AsiaSat does not exercise the Option Satellite, Contractor shall provide a refund of a mutually agreed amount paid by AsiaSat for the schedule reduction option. The Parties agree that Contractor shall use reasonable best efforts to re-use or re-sell the work associated with the exercised schedule reduction option and shall refund to AsiaSat any additional amounts (in excess of the mutually agreed refund amount derived in accordance with the preceding sentence)
           obtained from the re-use or re-sale of such work, less the reasonable amount for re-use or re-sale. In the event of any refund pursuant to the operation of this Clause 34.5, AsiaSat may verify such refund by an audit, at its expense, using an independent auditor, which shall be subject to the Contractor's approval, which shall not be unreasonably withheld (however, Contractor detailed labour rate information shall be redacted from any audit report provided to AsiaSat, subject to the auditor's approval, if necessary). Thereafter, Contractor shall have no obligation to AsiaSat with regard to any option exercised pursuant to this Clause
           34.5. Upon exercise of this option, the Parties shall amend this Contract accordingly.



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35.  LANGUAGE

     35.1 The official language of this Contract is English and all notices and information required hereunder shall be provided in the English language.



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36.  LIMITATION OF LIABILITY

     36.1 The Contractor makes no warranty, express or implied to any person or entity other than AsiaSat or its permitted assignee concerning the Satellite or any other Deliverable Item.

     36.2  (a) The warranties of Contractor expressly provided in Clauses 10.3,
           28.1 through 28.6, the obligations and liabilities of the Parties and the remedies against the Parties which are expressly set out in this Contract are exclusive.

           (b) Except as provided in Clause 36.2(a), all other representations, warranties, conditions and assurances, express or implied, written or oral, including without limitation any warranty by Contractor of design, operation, condition, quality, suitability or merchantability or fitness for use or for a particular purpose, absence of latent or other defects, whether or not discoverable, with regard to the Satellite or other Deliverable Item, are hereby expressly excluded (save for any liability for fraudulent misrepresentation). Contractor makes no warranty with respect to the condition, use or performance of any Launch Vehicle.

     36.3  [o]

     36.4 The provisions of this Clause 36 shall survive the termination or expiration of this Contract for whatever reason or cause.

     36.5  Nothing  herein  shall  limit  either  Party's   ability  to  obtain
           equitable relief to enforce its rights under this Contract.



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37.  PERFORMANCE INCENTIVE PAYMENTS

     37.1 Over the Satellite Operational Lifetime, Contractor shall be entitled to earn the Performance Incentive Payments for the Satellite in accordance with this Clause 37. As used herein, "Performance Incentive Payments" means a maximum amount equal to [o], which shall be paid in advance by AsiaSat in accordance with Appendix A, Payment Schedule and Billing Milestones for AsiaSat 5 (the "Advance Payment"), subject to the following adjustment in the event that at the start of the Satellite Operational Lifetime, the Satellite is reasonably determined by Contractor to have any permanently Failed Transponders (as defined below) which failure is not attributable in whole or part to AsiaSat or AsiaSat's representatives, consultants or subcontractors as set forth in Clause 37.2.(g):

           [o]

           Any Performance Incentive Payments paid in advance and not subsequently earned by Contractor pursuant to the operation of this Clause 37, shall be returned to AsiaSat (an "Incentive Payback") in accordance with Clause 37.3. All measurements, computations and analyses made pursuant to this Clause 37 shall be made in accordance with good engineering practice applying standards generally applicable in the satellite industry.

     37.2  (a)   For each Transponder on the Satellite (not counting  redundant
                 Transponders), Contractor shall earn a daily rate equal to [o]
                 ("Daily Rate") for each day that such Transponder is not a Failed Transponder (as defined below).

           (b) On-board redundancy and/or spare components shall be taken into consideration to maintain service on the Satellite or any Transponder thereon, and such use shall be deemed normal operating procedure for purposes of this Clause 37.

           (c) If, during the Satellite Operational Lifetime, AsiaSat takes the Satellite out of service (other than due to the inability to operate for unexcused causes attributable to Contractor), Contractor shall earn the Performance Incentive Payments at the same Daily Rate as Contractor would be earning such Payments if the Satellite were in service.

           (d) Contractor shall earn the Daily Rate for each Transponder on the Satellite for each day such Transponder does not experience a Transponder Failure (as defined below). Contractor shall forfeit the Daily Rate for any day that any Transponder on the Satellite experiences a Transponder Failure (as defined below) during the Satellite Operational Lifetime that is not attributable to AsiaSat or AsiaSat's representatives, consultants or subcontractors as set forth in Clause 37.2(g) (each such Transponder on each such day, a

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                 "Failed   Transponder").   In  the  event   that  any   Failed
                 Transponder   resumes   operation  in   accordance   with  the
                 applicable criteria of Exhibit B, AsiaSat 5 Performance Specifications, Contractor shall resume earning Performance Incentive Payments at the Daily Rate for such Transponder, beginning the day following the last day that such Transponder
                 is  a  Failed   Transponder,   and  for  each  day  that  such
                 Transponder is not a Failed Transponder. For purposes of this Clause, a "Transponder Failure" means, at any time after
                 Launch,  the  failure  (including   permanently   intermittent
                 failures) of a Transponder to meet the applicable requirements of Exhibit B, AsiaSat 5 Performance Specifications in excess of 3 minutes in any day during the Satellite Operational Lifetime. All available redundant and/or spare components on the Satellite applicable to the Transponder must be used or cease to be available before a Transponder is considered to be a Transponder Failure.

           (e) In the event that the Satellite becomes a Total Loss during the Satellite Operational Lifetime (a "Total Loss" for purposes of this Clause 37.2(e) shall occur at the point in time that Contractor has lost, in the cumulative, more than U.S$[o] of the Performance Incentive Payments pursuant to operation of Clause 37.2, and such Total Loss is not attributable in whole or part to AsiaSat or AsiaSat's representatives, consultants or subcontractors as set forth in Clause 37.2.(g)), Contractor shall not be entitled to earn any further Performance Incentive Payments with respect to such Satellite and shall have no further claim against AsiaSat regarding such Performance Incentive Payments. Within thirty
                 (30) days of the Satellite becoming a Total Loss, Contractor shall refund all remaining unearned portions of the Advance Payment in accordance with Clause 37.3. Contractor shall not lose (or have any obligation to refund) any Performance Incentive Payments earned prior to time that the Satellite becomes a Total Loss as provided above.

           (f) If, after Launch and prior to the start of Satellite Operational Lifetime, the Satellite is determined to have any permanently Failed Transponders (as reasonably determined by Contractor), due to causes not attributable to Contractor, Contractor shall be deemed to have earned immediately the corresponding amount of its Performance Incentive Payments that would otherwise be lost pursuant to this Clause 37; if more than 75% of the Transponders are determined to be Permanently Failed Transponders (as reasonably determined by Contractor), Contractor shall be deemed to have immediately earned all Performance Incentive Payments.

           (g) If, as a result of any act or omission on the part of AsiaSat or AsiaSat's representatives, consultants or subcontractors (including the Launch Services Contractor) in the Launch,

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                 operation  of,   testing  of,  or   communication   with,  the
                 Satellite,   such  Satellite  operates  in  a  manner  that  a
                 Transponder   Failure(s)   occurs,   Contractor   shall   earn
                 Performance Incentive Payments with respect to such Satellite at the Daily Rate that would apply prior to the act or omission resulting in the Transponder Failure(s) (subject to later adjustments pursuant to Clauses 37.2(d), or 37.2(e), not resulting from any such act or omission on the part of AsiaSat or AsiaSat's representatives, consultants or subcontractors (including the Launch Services Contractor)).

           (h) During the Satellite Operational Life, Contractor shall have access to the data records of the Satellite upon written request to AsiaSat.

     37.3 During the Satellite Operational Lifetime, AsiaSat may invoice Contractor for any amounts of Performance Incentive Payments lost pursuant to Clause 37.2 and not previously paid or lost. Incentive Paybacks due AsiaSat pursuant to Clause 37.2 shall be paid no later than the thirtieth (30th) day following receipt of an invoice from AsiaSat. Contractor shall pay interest on the Incentive Payback amount for the period commencing from the date of the Advance
           Payment and ending on the date of repayment payment at an annual interest rate equal to [o] percent ([o]%), compounded monthly. The right of AsiaSat to any Incentive Payback shall terminate if AsiaSat conceals or misrepresents, in writing or otherwise, any material fact or circumstance concerning the operation or use of a Satellite or Transponder thereon which, if not concealed or if correctly represented, would not entitle AsiaSat to any such right.

     37.4  [o]

     37.5 In no event will the amount of Performance Incentive Payments lost in accordance with this Clause 37 for all causes exceed [o] plus interest calculated in accordance Article 37.3. Further, once Performance Incentive Payments are earned by the Contractor pursuant to this Clause 37, they will not be subject to refund for any cause.


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38.  LAUNCH VEHICLE DELAYS

     38.1 In the event of a postponement or delay of the Launch Date due to the fault of the Contractor or its Subcontractors or Affiliates under this Contract, the Contractor shall be responsible for its own expenses as a result of such postponement or delay.

     38.2 In the event of a postponement or delay of the Launch Date prior to the shipment date of the Satellite, where such postponement or delay is not due to the fault of the Contractor or its Subcontractors or Affiliates under this Contract: [o].

     38.3 In the event of a postponement or delay of the Launch after the Satellite has been shipped to the Designated Launch Site where such postponement or delay is not due to the fault of the Contractor or its Subcontractors or Affiliates under this Contract: [o].


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39.  SECURITY INTEREST

     39.1 As collateral security for the performance and payment by Contractor of the Secured Obligations, whether now existing or hereafter arising, Contractor hereby pledges and grants to AsiaSat, as hereinafter provided, a security interest (the "Security Interest") in all of Contractor's right, title and interest in, to and under the following property, whether now owned or hereafter acquired by Contractor and whether now existing or hereafter coming into existence (collectively, the "Collateral"): [o]

     39.2 In furtherance of the grant of the Security Interest pursuant to Clause 39.1, Contractor shall:

           (a) Give, execute, deliver, file, record, obtain, and authorize all financing statements and any other notices, instruments, agreements and documents, and Contractor shall take such other action as reasonably requested by AsiaSat to (i) create, perfect, validate and preserve the Security Interest and the priority thereof or (ii) to enable AsiaSat to exercise and enforce its rights hereunder with respect to such pledge and Security Interest; and

           (b) to the extent consistent with and required by Contractor's bookkeeping and accounting practices, indicate in its corporate records the Security Interest that AsiaSat has in the Collateral to the extent provided in this Clause 39.

     39.3 Contractor represents and warrants that the Security Interest granted to AsiaSat constitutes a legal, valid and enforceable security interest therein and upon the filing of UCC-1 financing statements in the office of the Secretary of State of Delaware will be a perfected security interest in those items that can be perfected by filing under the UCC subject to no other liens or security interests.

     39.4 Contractor shall not lend, rent, lease, transfer or otherwise dispose of any portion of the Collateral or any right, title or interest therein except to AsiaSat pursuant to the Contract and Contractor shall keep the Collateral free from any security interest, lien, encumbrance or claim.

     39.5  [o]

     39.6 AsiaSat shall have and be entitled to exercise all the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where AsiaSat asserts the rights and remedies), such additional rights and remedies as provided in this Contract, and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where AsiaSat may assert its rights and remedies. [o]. Notwithstanding any provision of this Contract to the

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           contrary, AsiaSat shall not be permitted to exercise any remedy as a secured party in respect of the Security Interest granted hereunder unless AsiaSat has terminated the Contract in whole pursuant to, and within the time limits provided in, Clause 16A and Contractor has failed to perform its obligations pursuant to such article (a "Termination Default").

     39.7  [o]

     39.8 Except as otherwise herein expressly provided and except as provided below in this Clause 39.8, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by AsiaSat shall be applied in the following order: (i) first, to the payment of the costs and expenses of such collection, sale or other realization;
           (ii) second, to the payment in full of the amounts due to AsiaSat as set forth in Clause 16.2(b), if AsiaSat has elected such remedy, or to the payment of damages in respect of any breach of Contractor's obligation under Clause 16.2(a), if AsiaSat has elected such remedy;
           (iii) third,  to the payment of all other Secured  Obligations;  and
           (iv) fourth, to the payment to the Contractor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining. Notwithstanding anything to the contrary in this Contract, the Proceeds from the sale, disposition or other realization of the Collateral may be applied to the payment of Secured Obligations only to the extent expressly set forth in this Clause 39.8.

     39.9 Without limiting any rights or powers granted by this Clause 39 to AsiaSat while no Termination Default has occurred and is continuing, upon the occurrence and during the continuance of any Termination Default, AsiaSat is hereby appointed the attorney-in-fact of the Contractor for the purpose of carrying out the provisions of this Security Interest and taking any action and executing any instruments that AsiaSat may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

     39.10 Contractor agrees that, from time to time upon the written request of AsiaSat, Contractor will execute and deliver such further documents and do such other acts and things as AsiaSat may reasonably request in order fully to effect the purposes of this Clause 39.

     39.11 For purposes of this Clause 39, the following definitions shall apply:

           (a)   "COLLATERAL" has the meaning set forth in Clause 39.1.

           (b) "COMPONENT" means every unit, system, subsystem, and piece of equipment or hardware or software to be employed on the Satellite.

           (c) "PROCEEDS" shall have, for purposes of Clause 39, the meaning ascribed to such term by the UCC.

           (d)   "SECURED OBLIGATIONS" means [o].

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           (e)   "UCC"  means the Uniform  Commercial  Code as in effect in the
                 State of California, as it may be amended from time to time.

           (f)   "WORK" means [o].

           (g)   "WORK-IN-PROGRESS" means [o].

     39.12 The Security Interest shall terminate upon a termination of this Contract pursuant to Clause 13 or Clause 16(A) and AsiaSat has received all amounts or Contract Items that are due to it. Contractor is authorized on behalf of AsiaSat to file any documents (including UCC termination statements) to effect a termination of the Security Interest and any document filed or recorded to perfect such Security Interest. AsiaSat shall execute and deliver and, if appropriate, file with the applicable filing offices, such documents and instruments as may be necessary or desirable to effect such termination.

40.  ENTIRE AGREEMENT

     40.1 This Contract : (i) consists of this document, and the Exhibits and Appendices hereto; (ii) constitutes the entire agreement of the Parties with respect to the subject matter hereof; and (iii) supersedes all prior correspondence, representations, proposals, negotiations, understandings, and agreements of the Parties, oral or written, with respect to the subject matter hereof. No addition to, deletion of, or deviation from the provisions of this Contract shall be binding on either Party unless in writing and signed by the Parties hereto.

           Each Party acknowledges that it has read, understands and agrees to be bound by the provisions of this Contract.

IN WITNESS WHEREOF, the Parties have executed this Contract by their duly authorized officers as of the date set forth in the Preamble.



SPACE SYSTEMS/LORAL, INC.                      ASIA SATELLITE
                                               TELECOMMUNICATIONS COMPANY
                                               LIMITED



By:  /s/ Patrick DeWitt                        By: /s/ Peter Jackson
     -------------------                           ----------------------------

Name:    Patrick DeWitt                        Name:    Peter Jackson
         ---------------                                -----------------------

Title:   President                             Title:   Chief Executive Officer
         ---------------                                -----------------------

                                   APPENDIX A

             PAYMENT SCHEDULE AND BILLING MILESTONES FOR ASIASAT 5
                             (Dollars in Thousands)

                                      [o]

                                   APPENDIX B

                             TERMINATION COST TABLE
                             (Dollars in Thousands)

                                      [o]

                                   APPENDIX C

        PAYMENT SCHEDULE AND BILLING MILESTONES FOR THE OPTION SATELLITE
                             (Dollars in Thousands)

                                      [o]

                                   APPENDIX D

                TERMINATION COST TABLE FOR THE OPTION SATELLITE
                             (Dollars in Thousands)

                                      [o]

                                                                       AsiaSat5




                                   EXHIBIT A


                                   ASIASAT 5


                               STATEMENT OF WORK



                                      [o]

                                                                       AsiaSat5




                                   EXHIBIT B


                                   ASIASAT 5

                           PERFORMANCE SPECIFICATION




                                      [o]

                                                                       AsiaSat5




                                   EXHIBIT C



                                   ASIASAT 5


                                   TEST PLAN



                                      [o]

                                                                       AsiaSat5



         EXHIBIT D
         PRODUCT ASSURANCE PLAN ADDENDUM


                                      [o]